UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

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Metro–Goldwyn–Mayer Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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METRO-GOLDWYN-MAYER INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 12, 2004

To Our Stockholders:

The Annual Meeting of Stockholders of Metro-Goldwyn-Mayer Inc., a Delaware corporation (the “Company”), will be held at the Beverly Hills Hotel, 9641 Sunset Boulevard, Beverly Hills, CA 90210, on May 12, 2004, at 10:00 a.m., local time (the “Annual Meeting”), for the following purposes:

1.	To elect a Board of Directors;

2.	To consider and act upon the ratification of the selection of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending December 31, 2004; and

3.	To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

Stockholders of record at the close of business on March 15, 2004 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting. A list of such stockholders will be available for examination by any stockholder, during ordinary business hours, at the Company’s executive offices for a period of ten days prior to the meeting date.

Please date, sign and return the enclosed proxy whether or not you plan to attend the Annual Meeting. If you plan to attend the Annual Meeting, please also check the appropriate box on the enclosed proxy and detach the admission ticket to present at the meeting.

PLEASE DATE, SIGN AND MAIL THE ENCLOSED PROXY.

Use the enclosed envelope which requires no postage for mailing in the United States.

By Order of the Board of Directors,

William Allen Jones

Senior Executive Vice President

and Secretary

Los Angeles, California

April 8, 2004

METRO-GOLDWYN-MAYER INC.

10250 Constellation Boulevard

Los Angeles, California 90067

(310) 449-3000

PROXY STATEMENT

April 8, 2004

General

The accompanying form of proxy and the persons named therein as proxies have been approved by, and this solicitation is made on behalf of, the Board of Directors of Metro-Goldwyn-Mayer Inc. in connection with the Annual Meeting of Stockholders of Metro-Goldwyn-Mayer Inc. to be held at 10:00 a.m., local time, on May 12, 2004 at the Beverly Hills Hotel, 9641 Sunset Boulevard, Beverly Hills, CA 90210 (the “Annual Meeting”), and at any and all postponements and adjournments thereof. Metro-Goldwyn-Mayer Inc., together with its direct and indirect subsidiaries, is hereinafter referred to as the “Company,” unless the context indicates otherwise.

This Proxy Statement and accompanying proxy were first mailed to stockholders on or about April 8, 2004. The costs of solicitation of proxies will be paid by the Company. In addition to soliciting proxies by mail, the Company’s officers, directors and other regular employees, without additional compensation, may solicit proxies personally or by other appropriate means. The Company will reimburse brokers, banks, fiduciaries and other custodians and nominees holding the common stock, $.01 par value per share, of the Company (the “Common Stock”) in their names or in the names of their nominees for their reasonable out-of-pocket charges and expenses in forwarding proxies and proxy materials to the beneficial owners of the Common Stock.

Voting Rights and Outstanding Shares

Only stockholders of record of the Common Stock as of March 15, 2004 will be entitled to vote at the Annual Meeting. The authorized capital stock of the Company presently consists of 500,000,000 shares of the Common Stock and 25,000,000 shares of preferred stock, $.01 par value per share. On March 15, 2004, there were issued and outstanding 234,762,469 shares of the Common Stock, which constitutes all of the outstanding voting securities of the Company entitled to vote at the Annual Meeting. Each share of the Common Stock is entitled to one vote on all matters to come before the Annual Meeting. No shares of the Company’s preferred stock are outstanding.

The presence, in person or by proxy, of the holders of at least a majority of the total number of outstanding shares of the Common Stock entitled to vote is necessary to constitute a quorum at the Annual Meeting. Abstentions and broker non-votes (i.e., shares held by brokers or nominees as to which instructions have not been received from beneficial owners or persons entitled to vote that the broker or nominee does not have discretionary power to vote on a particular matter) are counted for the purpose of determining the presence or absence of a quorum for the transaction of business. In the event that there are not sufficient votes for a quorum at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit the further solicitation of proxies.

Directors will be elected by a plurality of the votes of the shares of the Common Stock present in person or represented by proxy. For each other proposal to be acted upon at the Annual Meeting, the affirmative vote of the holders of a majority of the shares of the Common Stock represented in person or by proxy at the Annual Meeting and entitled to vote on the item will be required for approval.

With regard to the election of directors, votes may be cast in favor of or withheld; votes that are withheld will be excluded entirely from the vote and will have no effect. Abstentions may be specified on proposals other than the election of directors and will be counted as present for purposes of the proposal on which the abstention is voted. Therefore, such abstentions will have the effect of a negative vote. Broker non-votes are not counted for purposes of determining whether a proposal has been approved and, therefore, have the effect of reducing the number of affirmative votes required to achieve a majority of the votes cast for such proposal.

Proxies must be signed by the stockholder and returned to the Secretary of the Company. Any stockholder who signs and returns a proxy may revoke it at any time before it is voted by filing with the Secretary of the Company a written revocation or a duly executed proxy bearing a date later than the date of the proxy being revoked. Any stockholder attending the Annual Meeting in person may withdraw such stockholder’s proxy and vote such stockholder’s shares.

The Common Stock does not have cumulative voting rights.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The table below sets forth the beneficial ownership of the Common Stock as of March 15, 2004 of (i) each director, (ii) the “Named Executive Officers” (as defined in “Executive Compensation” below), (iii) the directors and Named Executive Officers of the Company as a group and (iv) each person who at such time, to the Company’s knowledge, beneficially owned more than five percent of the outstanding shares of the Common Stock.

Name and Address of Beneficial Owner(1)	Aggregate Number of Shares Beneficially Owned(2)	Percentage of Class
The Tracinda Group(3)	164,049,644	69.9%

Alex Yemenidjian(4)	10,104,688	4.1%

Christopher J. McGurk(5)	3,474,152	1.5%

James D. Aljian(6)	32,731	*

Willie D. Davis(6)(7)	17,002	*

Michael R. Gleason(8)	145,613	*

Alexander M. Haig, Jr.(6)	10,000	*

Kirk Kerkorian(9)	174,049,644	74.1%

Frank G. Mancuso(6)(7)(10)	2,373,141	1.0%

A. N. “Andy” Mosich(6)	3,000	*

Priscilla Presley(6)(7)	16,727	*

Henry D. Winterstern(6)(7)	16,255	*

Jerome B. York(6)(7)	41,433	*

William A. Jones(11)	315,441	*

Jay Rakow(12)	241,611	*

Daniel J. Taylor(13)	493,747	*

All directors and Named Executive Officers as a group (15 persons)	191,335,185	76.3%

*	Less than 1 percent.

(1)	Unless otherwise indicated, the address for the persons listed is 10250 Constellation Blvd., Los Angeles, CA 90067.

(2)	The number of shares shown includes shares over which the person named has either sole or shared voting or investment power and shares as to which certain directors and executive officers disclaim beneficial ownership. The shares of the Common Stock which a person has the right to acquire within 60 days of March 15, 2004 and the shares of Common Stock underlying options that are vested as of March 15, 2004 or that will become vested within 60 days thereafter are deemed to be outstanding for the purpose of calculating the beneficial ownership of the holder of such options or other rights, but are not deemed to be outstanding for the purpose of computing the beneficial ownership of any other person. As a result, the aggregate percentage ownership of the Common Stock shown above may exceed 100 percent.

(3)	The Tracinda Group refers to, collectively, Tracinda Corporation (“Tracinda”) and a Delaware corporation that is wholly owned by Tracinda and Mr. Kerkorian. All of the shares of the Common Stock held by the Tracinda Group are pledged to a group of banks to secure a syndicated credit facility to the Tracinda Group. The address of the Tracinda Group and Mr. Kerkorian is 150 S. Rodeo Drive, Suite 250, Beverly Hills, CA 90212.

(4)	Includes: 10,000,000 shares of the Common Stock underlying options vested as of March 15, 2004 or that will become vested within 60 days of such date held by a trust of which Mr. Yemenidjian is sole trustee, 4,688 shares of the Common Stock allocated to Mr. Yemenidjian’s account in the Savings Plan (as defined in “Benefit Plans—MGM Savings Plan”) as of March 15, 2004 and 100,000 shares of the Common Stock owned outright by Mr. Yemenidjian.

(5)	Includes: 3,127,500 shares of the Common Stock underlying options vested as of March 15, 2004 or that will become vested within 60 days of such date, 4,577 shares of the Common Stock allocated to Mr. McGurk’s account in the Savings Plan as of March 15, 2004 and 342,075 shares of the Common Stock owned outright by Mr. McGurk.

(6)	Includes: with respect to Messrs. Aljian, Davis, Haig, Mancuso, Winterstern and York and Ms. Presley, 9,000 shares of Common Stock, and with respect to Dr. Mosich, 2,000 shares of the Common Stock, underlying options vested as of March 15, 2004 or that will become vested within 60 days of such date.

(7)	Includes: with respect to Messrs. Davis, Mancuso, Winterstern and York and Ms. Presley, 462, 617, 617, 1,157 and 509 shares, respectively, of the Common Stock, representing in each case the estimated number of shares of the Common Stock, based on a per-share price of $16.20 as of March 15, 2004, to be issued under the Director Plan (as defined in “Election of Directors—Information Regarding the Board of Directors and Certain Committees”) within 60 days of March 15, 2004. See “—Director Compensation.”

(8)	Includes: 145,333 shares of the Common Stock underlying options vested as of March 15, 2004 or that will become vested within 60 days of such date and 280 shares of the Common Stock allocated to Mr. Gleason’s account in the Savings Plan as of March 15, 2004.

(9)	Mr. Kerkorian is the chief executive officer, president, and sole stockholder and director of Tracinda. Includes 164,049,644 shares of the Common Stock held by the Tracinda Group.

(10)	Includes: 1,745,680 shares of the Common Stock underlying options vested as of March 15, 2004 or that will become vested within 60 days of such date. Also includes 7,578 shares of the Common Stock owned by Mr. Mancuso’s children and grandchildren as to which Mr. Mancuso disclaims beneficial ownership and 619,883 shares of the Common Stock owned outright by Mr. Mancuso.

(11)	Includes: 207,438 shares of the Common Stock underlying options vested as of March 15, 2004 or that will become vested within 60 days of such date, 7,802 shares of the Common Stock allocated to Mr. Jones’ account in the Savings Plan as of March 15, 2004, 60,201 shares of the Common Stock allocated to Mr. Jones’ account in the MGM Deferred Compensation Plan, representing shares issued in lieu of cash otherwise payable under the Senior Management Bonus Plan and 40,000 shares of the Common Stock owned outright by Mr. Jones. See “Executive Compensation—Executive Compensation Summary” and “Executive Compensation—Stock-Based Plans—Senior Management Bonus Plan.”

(12)	Includes: 237,500 shares of the Common Stock underlying options vested as of March 15, 2004 or that will become vested within 60 days of such date and 4,111 shares of the Common Stock allocated to Mr. Rakow’s account in the Savings Plan as of March 15, 2004.

(13)	Includes: 487,083 shares of the Common Stock underlying options vested as of March 15, 2004 or that will become vested within 60 days of such date and 5,134 shares of the Common Stock allocated to Mr. Taylor’s account in the Savings Plan as of March 15, 2004 and 1,530 shares of the Common Stock owned outright by Mr. Taylor.

The Tracinda Group is the beneficial owner of more than 50 percent of the Common Stock. The Tracinda Group intends to vote its shares in favor of the director nominees listed above and in favor of Proposal 2. Since the holders of the Common Stock do not have cumulative voting rights, the Tracinda Group will be able to elect the entire Board of Directors and cause adoption of Proposal 2.

Shareholders Agreement

The following is a summary description of the material terms of the Amended and Restated Shareholders Agreement (the “Shareholders Agreement”) dated as of August 4, 1997, as amended, by and among the Company, Metro-Goldwyn-Mayer Studios Inc. (“MGM Studios”), Tracinda and the current and former executives specified on the signature pages thereto (such specified persons, collectively, “Executives”). For purposes of the Shareholders Agreement, any shares of the Common Stock beneficially owned, directly or indirectly, by any member of the Tracinda Group or by Mr. Kerkorian will be deemed to be owned by the Tracinda Group.

Tag-Along Rights.    The Tracinda Group has agreed to be bound by certain “tag-along” restrictions with respect to certain transfers of its shares of the Common Stock. Subject to certain exceptions, if any member of the Tracinda Group desires to transfer shares of the Common Stock beneficially owned by it, directly or indirectly, in whole or in part (a “Tag-Along Sale”), then each Executive shall have the right, but not the obligation, (i) to exercise certain options held by such Executive pursuant to the Stock Incentive Plan (as defined below) to the extent required to realize the “tag-along” rights of such Executive and (ii) to elect that such member of the Tracinda Group be obligated to require, as a condition to such Tag-Along Sale, that the proposed purchaser purchase from each such electing Executive a proportional number of shares.

Registration Rights.    Subject to certain exceptions and conditions, the Tracinda Group and the Executives have the right to make up to three requests, in the case of the Tracinda Group, and up to two requests with respect to all of the Executives, for registration (“Demand Registration”) under the Securities Act of 1933, as amended (the “Securities Act”), of all or part of the Common Stock or certain other securities (the “Registrable Securities”) held by them. Any request for a Demand Registration must include such Registrable Securities with an estimated value of no less than $50 million. Demand Registration requests may be for shelf registrations covering sales on a delayed or continuous basis. The Tracinda Group has exercised one of its Demand Registration rights.

In addition, if the Company proposes to register any of its equity securities under the Securities Act (other than (i) a registration on Form S-4 or Form S-8 or (ii) a registration in connection with a pro rata distribution of rights to subscribe for shares of the Common Stock), whether or not for sale for its own account, then, subject to certain exceptions and conditions, each member of the Tracinda Group and each of the Executives shall be entitled to request that the Registrable Securities of the same class beneficially owned by such party be included in such registration (a “Piggyback Registration”).

The Company will pay all of the expenses of any Demand or Piggyback Registration, including the fees and expenses of a single counsel retained by the selling stockholders; however, each selling stockholder will be responsible for the underwriting discounts and commissions and transfer taxes in connection with shares sold by such stockholder. Each selling stockholder and the underwriters through whom shares are sold on behalf of a selling stockholder will be entitled to customary indemnification from the Company against certain liabilities, including liabilities under the Securities Act. See “Certain Relationships and Related Transactions—Other Transactions with Tracinda and Affiliates.”

Certain Holdback Agreements.    The Tracinda Group and each of the Executives have agreed, under certain circumstances, if requested by the Company or any managing underwriters of a registration of securities of the Company, not to effect any public sale or distribution (including sales pursuant to Rule 144 under the Securities Act) of equity securities of the Company, or any securities convertible into or exchangeable or exercisable for equity securities, for a period not to exceed the period commencing with the date seven days prior to and ending with the date 180 days after the effective date of any underwritten registration by the Company of the securities (except as part of such underwritten registration). The Company has agreed to a similar restriction (except as part of such underwritten registration or pursuant to registrations on Form S-4 or Form S-8 or any successor forms) and to use its best efforts to cause certain holders of its capital stock (other than in a registered public offering) to so agree.

PROPOSAL 1

ELECTION OF DIRECTORS

The following table sets forth the name of each nominee (the “Nominee”) for election as a director of the Company and provides information concerning such Nominee’s principal occupation for at least the past five years, age as of March 15, 2004 and certain other matters. Directors of the Company hold office until the next annual meeting of stockholders, until their respective successors are duly qualified or until their earlier resignation or removal.

The Nominees are all current members of the Board of Directors. All proxies received by the Board of Directors will be voted for such Nominees, unless directions to the contrary are given. In the event that any Nominee is unable to or declines to serve, an event that is not anticipated, the proxies will be voted for the election of another nominee designated by the Board of Directors or, if none is so designated, will be voted according to the judgment of the person or persons voting the proxy.

The Board of Directors recommends that stockholders vote “FOR” the Nominees.

Name	Age	Principal Occupation and Other Directorships
Alex Yemenidjian	48	Mr. Yemenidjian has been Chairman of the Board and Chief Executive Officer of the Company since April 1999 and has been a director of the Company since November 1997. Mr. Yemenidjian currently serves as a director of MGM MIRAGE (formerly MGM Grand, Inc.), a position he has held since 1989. From July 1995 through December 1999, Mr. Yemenidjian served as President of MGM MIRAGE. Mr. Yemenidjian also served MGM MIRAGE in other capacities during such period, including as Chief Operating Officer from June 1995 until April 1999 and as Chief Financial Officer from May 1994 to January 1998. In addition, Mr. Yemenidjian served as an executive of Tracinda from January 1990 to January 1997 and from February 1999 to April 1999.

Christopher J. McGurk	47	Mr. McGurk has been Vice Chairman of the Board and Chief Operating Officer of the Company since April 1999. From November 1996 until joining the Company, Mr. McGurk served in executive capacities with Universal Pictures, a division of Universal Studios Inc., most recently as President and Chief Operating Officer. Prior to joining Universal, Mr. McGurk served eight years in executive capacities, including as President, Motion Pictures Group, Walt Disney Studios, a division of The Walt Disney Company, from 1994 to 1996 and as Executive Vice President and Chief Financial Officer thereof from 1990 to 1994.

James D. Aljian	71	Mr. Aljian has been a director of the Company since October 1996. Mr. Aljian has served as an executive of Tracinda since October 1987. In addition, Mr. Aljian serves on the board of directors of MGM MIRAGE. Mr. Aljian was a director of Chrysler Corporation from February 1996 to November 1998 and was a member of shareholders’ committee of DaimlerChrysler AG from November 1998 to December 2000.

Name	Age	Principal Occupation and Other Directorships

Willie D. Davis	69	Mr. Davis has been a director of the Company since November 1998. Mr. Davis is President and a director of All-Pro Broadcasting, Inc., an AM and FM radio broadcasting company. Mr. Davis has served on the board of directors of MGM MIRAGE since 1989 and serves on the boards of directors of Sara Lee Corporation, Johnson Controls, Inc., Alliance Bank, Dow Chemical Company, Checkers Drive-In Restaurants, Inc., Strong Fund, Bassett Furniture Industries, Incorporated, Wisconsin Energy Inc. and MANPOWER INC.

Michael R. Gleason	49	Mr. Gleason is engaged in personal investments and has been a director and part-time employee of the Company since August 2000 and was a director of the Company from October 1996 until September 1998. Mr. Gleason has been President of Celsus Financial Corp., a Delaware corporation, since July 1996. Mr. Gleason also served as President of MPK Capital, Inc., the general partner of Culmen Group, L.P., a Texas limited partnership, from November 1993 until January 2002 and as a director and Chairman of the Board of Change Technology Partners, Inc. from March 2000 until February 2004 and as Chief Executive Officer from June 2003 until February 2004.

Alexander M. Haig, Jr.	79	Mr. Haig has been a director of and consultant to the Company since November 1998. Mr. Haig is Chairman of Worldwide Associates Inc., an international business advisory firm. In addition, Mr. Haig has served on the board of directors and as a consultant to MGM MIRAGE since 1990 and serves on the board of directors of DOR BioPharma, Inc. Mr. Haig is the host of the weekly television program, World Business Review.

Kirk Kerkorian	86	Mr. Kerkorian has been a director of the Company since October 1996 and has had a professional relationship with MGM Studios and its predecessors for over 25 years. Mr. Kerkorian has served as Chief Executive Officer, President and sole director and stockholder of Tracinda for more than the past five years. In addition, Mr. Kerkorian serves on the board of directors of MGM MIRAGE.

Frank G. Mancuso	70	Mr. Mancuso has been a director of the Company since October 1996. Mr. Mancuso was Chairman of the Board and Chief Executive Officer of the Company from October 1996 to April 1999 and was the Chairman of the Board and Chief Executive Officer of MGM Studios from July 1993 to April 1999. Prior to joining MGM Studios, Mr. Mancuso was Chairman and Chief Executive Officer of Paramount Pictures Corporation from September 1984 to May 1991, having served Paramount in numerous other capacities beginning in 1959.

Name	Age	Principal Occupation and Other Directorships

A. N. “Andy” Mosich	75	Dr. Mosich has been a director of the Company since May 2003. Dr. Mosich is Professor of Accounting Emeritus, School of Business Administration, University of Southern California, having held numerous positions in the School of Business Administration and the Graduate School of Business since 1964. Professor Mosich is a recognized expert in the field of accounting and has co-authored five widely-used accounting textbooks, published numerous articles and served on a number of committees with such organizations as the American Institute of Certified Public Accountants, the American Accounting Association and the California Society of CPAs. He has served on the boards of directors of Olympic National Bancorp, Western Waste Industries, Inc. and Strategic Mortgage Investments, Inc. and as a Commissioner of the City of Los Angeles Quality and Productivity Commission. He currently serves on the board of the Bill Hannon Foundation.

Priscilla Presley	58	Ms. Presley has been a director of the Company since November 2000. Ms. Presley has served as Chairperson and President of Elvis Presley Enterprises, Inc. since 1982. In addition to being an actress, author and producer, Ms. Presley has been President of Graceland Enterprises, Inc. since 1979. Concurrently, starting in 1988, Ms. Presley has been the developer and spokesperson for an international fragrance line.

Henry D. Winterstern	46	Mr. Winterstern has been a director of the Company since February 2001. Mr. Winterstern co-founded Capital Entertainment in June 2001 and since then has been a managing partner of such firm. Since 1993, Mr. Winterstern has been the owner and President of Winterstern & Associates Inc., an investment firm specializing in commercial transactions in the real estate and media sectors. Between 1991 and 1993, Mr. Winterstern served as an advisor to the North American Trust Co., the National Trust Co. and the Ultramar Corporation. Prior to 1991, Mr. Winterstern served as Senior Associate with the Edgecombe Group, the finance and realty arm of the North American Life Assurance Co. of Canada. Mr. Winterstern served on the board of directors of the Consoltex Group from May 1996 to October 1999 and as Vice Chairman from May 1997 to October 1999. Mr. Winterstern serves on the board of directors of dick clark productions, inc. He served on the boards of directors of Mosaic Media Group, Inc. and Mosaic Music Publishing LLC until December 2003 and was Co-Chairman of Lakeshore Entertainment LLC until August 2003.

Name	Age	Principal Occupation and Other Directorships

Jerome B. York	65	Mr. York has been a director of the Company since October 1996. Mr. York is Chief Executive Officer of Harwinton Capital Corporation, a private investment company which he controls. From February 2000 to September 2003, he was Chairman, President and Chief Executive Officer of MicroWarehouse, Inc., a reseller of computer hardware, software and peripheral products. Mr. York previously served as Vice Chairman of Tracinda from September 1995 to October 1999 and as a director of MGM MIRAGE from November 1995 to May 2002. Prior to joining Tracinda, Mr. York served as Senior Vice President and Chief Financial Officer of IBM Corporation from May 1993 to September 1995 and as a director of IBM Corporation from January 1995 to September 1995. Prior thereto, Mr. York served as Executive Vice President-Finance and Chief Financial Officer of Chrysler Corporation from May 1990 to May 1993 and as a director of Chrysler Corporation from April 1992 to May 1993. In addition, Mr. York serves on the boards of directors of Apple Computer, Inc. and Tyco International Ltd.

Section 16(a) Beneficial Ownership Reporting Compliance

To the Company’s knowledge (based solely upon a review of the copies of Section 16(a) reports prepared by or furnished to the Company and representations that no other reports were required), during the year ended December 31, 2003, the Company’s officers, directors and ten percent beneficial owners complied with all applicable Section 16(a) filing requirements, except that one report, covering a single transaction, was filed late by Mr. Aljian.

Information Regarding the Board of Directors and Certain Committees

Board and Committee Meetings.    The Board of Directors held six meetings and acted twice by written consent during 2003. All directors during 2003 attended at least 75 percent of the meetings of the Board of Directors and committees on which they served (held during the period for which they served), other than Mr. Kerkorian who attended more than 70 percent of such meetings. The Board of Directors does not have a standing nominating committee. This function is performed by the Board of Directors as a whole. See “Corporate Governance—Nomination of Directors.” The candidates for election at this Annual Meeting were nominated by the Board of Directors. Directors are expected to attend each Annual Meeting of Stockholders. Eleven of the 12 members of the Board of Directors attended last year’s Annual Meeting.

Executive Committee.    The Executive Committee of the Board of Directors of the Company (the “Executive Committee”) was established on December 16, 1997 and currently consists of Messrs. Aljian, Kerkorian, McGurk, Yemenidjian (Chairman) and York. The Executive Committee exercises all the powers and authority of the Board of Directors during intervals between meetings of the Board of Directors, except as limited by the Delaware General Corporation Law. The Executive Committee held no meetings during 2003 and acted three times by written consent.

Audit Committee.    The Audit Committee of the Board of Directors of the Company (the “Audit Committee”) was established on October 10, 1996 and currently consists of Messrs. Davis, Mosich and York (Chairman). The function of the Audit Committee is to: (i) review and approve the selection and retention of, and all services performed by, the Company’s independent auditors; (ii) meet and consult with, and receive reports from, the Company’s independent auditors, the financial and accounting staff and the internal audit department regarding internal controls; and (iii) review and act with respect to the scope of audit procedures, accounting practices and internal accounting and financial controls of the Company. The Audit Committee is comprised of three members, each of whom has been determined by the Board of Directors to be “independent” within the meaning of the current listing standards of the New York Stock Exchange (the “NYSE”) and the rules and regulations of the Securities and Exchange Commission (the “SEC”) and free from any relationship that would interfere with the exercise of independent judgment as a committee member. The Board of Directors has determined in its business judgment that Mr. York, by virtue of his extensive background and expertise in accounting and financial management matters, qualifies as an audit committee financial expert within the meaning of Section 407 of the Sarbanes-Oxley Act of 2002 and the rules of the Securities and Exchange Commission issued pursuant thereto. See “Audit Committee Report.” The Audit Committee met seven times during 2003.

Compensation Committee; Subcommittees; Compensation Committee Interlocks and Insider Participation.    The Compensation Committee of the Board of Directors of the Company (the “Compensation Committee”) was established on November 7, 1997 and currently consists of Mr. Davis, Ms. Presley and Mr. York (Chairman). Mr. Davis is a director of MGM MIRAGE, an affiliate of Tracinda. The Compensation Committee is responsible for (i) administering the Company’s Amended and Restated 1996 Stock Incentive Plan (the “Stock Incentive Plan”), the Senior Management Bonus Plan and the 2000 Employee Incentive Plan (the “Employee Incentive Plan”), (ii) approving certain employment agreements and compensation arrangements (including agreements and arrangements with the Chief Executive Officer) and (iii) monitoring, reviewing, approving and making recommendations to the Board of Directors with respect to the Company’s compensation policies, plans and programs, including the granting of awards under the Company’s incentive plans. See “Compensation Committee Report on Executive Compensation.” The Compensation Committee held no meetings during 2003 and met 19 times by written consent.

In August 2002, the Company formed the Performance-Based Compensation and Section 16 Subcommittee of the Compensation Committee (the “Compensation Subcommittee”). The Compensation Subcommittee is responsible for (i) granting compensation that is potentially subject to Section 162(m) of the Internal Revenue Code of 1986, as amended (“Section 162(m)”), including awards to the Named Executive Officers under the Company’s Stock Incentive Plan and Employee Incentive Plan and (ii) granting awards under the Company’s Stock Incentive Plan that are potentially subject to Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder. The Compensation Subcommittee consists of Messrs. Davis and York. The Compensation Subcommittee acted twice by written consent during 2003.

Non-Employee Director Stock Plan Committee.    The Non-Employee Director Stock Plan Committee of the Board of Directors of the Company (the “Director Plan Committee”) is comprised of the Messrs. McGurk and Yemenidjian (Chairman). The Director Plan Committee is responsible for administering the 1998 Non-Employee Director Stock Plan (the “Director Plan”). See “—Director Compensation.” No meetings of the Director Plan Committee were held during 2003.

Special Committees.    During 2003, the Board of Directors established (i) a Special Committee (consisting of Messrs. Davis Mosich and York) to evaluate, and make recommendations to the Board with respect to, the tender offer proposed by Tracinda and Mr. Kerkorian to purchase up to 15 million shares of the Common Stock at a price of $16 per share; and (ii) a Special Trademark Committee (consisting of Messrs. Mancuso and Mosich and Ms. Presley) to review and evaluate the trademark licensing arrangements between the Company and MGM MIRAGE and to authorize such changes therein as they deem advisable and in the best interests of the Company. During 2003, the Special Committee met three times and the Special Trademark Committee met twice.

Director Compensation

Each director of the Company who is not an employee of the Company (a “Non-Employee Director”), a total of nine persons, is paid (i) $40,000 per annum for serving as a director of the Company, (ii) $15,000 per annum additional if such Non-Employee Director is a member of the Executive Committee, (iii) $2,000 per meeting for attendance at Audit Committee meetings if such Non-Employee Director is a member of the Audit Committee, (iv) $4,000 per annum for attendance at Compensation Committee meetings if such Non-Employee Director is a member of the Compensation Committee and (v) $2,000 per meeting for attendance at meetings of the Special Committee and the Special Trademark Committee if such Non-Employee Director is a member of such committees. No additional compensation was paid for attendance at meetings of the Compensation Subcommittee. Non-Employee Directors (other than Mr. Kerkorian) have received, and it is expected that they will continue to receive, non-qualified stock options from time to time in addition to other compensation for service on the Board of Directors and its committees.

Mr. Haig, a member of the Board of Directors of the Company, renders consulting services to the Company for which he receives fees at the rate of $50,000 per annum in addition to any director fees paid to him.

Pursuant to the Director Plan, each Non-Employee Director is entitled to elect to receive all or a portion of the cash compensation earned as a director (“Election Amount”) in the form of shares of the Common Stock. Shares are issued under the Director Plan in equal quarterly installments (based on the Election Amount), and the actual number of shares of the Common Stock to be received by a Non-Employee Director is determined based on the Fair Market Value of the Common Stock on the Date of Issuance (as such terms are defined in the Director Plan). Up to 100,000 shares of the Common Stock, subject to certain adjustments, have been reserved for issuance under the Director Plan. The Director Plan is administered by the Director Plan Committee, which has the power to amend the Director Plan, subject to certain limitations. During the 2003 plan year, which commenced the day immediately following the 2003 Annual Meeting and ends on the date of the 2004 Annual Meeting, five Non-Employee Directors participated in the Director Plan, electing to receive between 50 percent and 100 percent of their annual cash compensation as directors in shares of the Common Stock. As of March 15, 2004, the Company had issued an aggregate of 55,591 shares of the Common Stock under the Director Plan as follows: 1,759 shares were issued to Mr. Aljian; 8,321 shares were issued to Frances Ford Coppola (a former director); 7,286 shares were issued to Mr. Davis; 8,874 shares were issued to Mr. Mancuso; 7,218 shares were issued to Ms. Presley; 6,638 shares were issued to Mr. Winterstern and 15,495 shares were issued to Mr. York.

On March 12, 2001, the Compensation Committee recommended, and the Board of Directors on March 13, 2001 approved, an amendment to the Stock Incentive Plan (which received subsequent stockholder approval) to broaden the category of persons eligible to receive awards thereunder to include Non-Employee Directors. On May 2, 2001, following stockholder approval of such amendment, the Board adopted a program whereby Non-Employee Directors (other than Mr. Kerkorian, who waived any rights with respect thereto) would receive an initial grant of 10,000 stock options and subsequent yearly grants of 5,000 stock options during their respective terms as directors. As of March 15, 2004, an aggregate of 165,000 stock options were granted to Non-Employee Directors as follows: 20,000 options to each of Messrs. Aljian, Davis, Haig, Mancuso, Winterstern, York and Ms. Presley; 15,000 options to Mr. Coppola (a former director) and 10,000 options to Dr. Mosich.

In addition, directors who are not full-time employees of the Company receive reimbursement for out-of-pocket expenses in attending meetings of the Board of Directors and any committees thereof on which they serve. See “Certain Relationships and Related Transactions” for a description of certain transactions involving directors or their affiliates and the Company.

Corporate Governance

Corporate Governance Guidelines.    The Board of Directors has adopted corporate governance guidelines (the “Guidelines”) setting forth the general principles governing the conduct of the Company’s business and the role, functions, duties and responsibilities of the Board of Directors, including, but not limited to such matters as (i) composition, (ii) membership criteria, (iii) orientation and continuing education, (iv) committees, (v) compensation, (vi) meeting procedures and (vii) annual evaluation. In addition to the foregoing, the Guidelines provide for management succession, communications with the Board, a code of conduct governing all directors, officers and employees of the Company and website posting of the Guidelines.

The Company believes that the Guidelines are in compliance with the new listing standards adopted in 2003 by the NYSE. The Guidelines are posted and maintained on the Company’s website at www.mgm.com under the caption “Investor Relations—Corporate Governance—Guidelines,” and a copy will be made available to any stockholder who requests it from the Corporate Secretary. In addition, a copy of the Guidelines is attached to this Proxy Statement as Appendix A.

New York Stock Exchange Listing Standards.    The final corporate governance rules of the NYSE were adopted in 2003, and the Company believes it is in compliance with such rules. Certain provisions of the new rules are not applicable to “controlled companies,” defined by such rules to be companies of which more than 50 percent of the voting power is held by an individual, a group or another company. The Company is a “controlled company” under this definition by virtue of the ownership by Mr. Kerkorian and the Tracinda Group of in excess of 74 percent of the voting power of the Common Stock and the ability to elect the entire Board of Directors. Accordingly, the Company has chosen to take advantage of certain of the exemptions provided in the new rules—specifically, the requirements that listed companies have (i) a majority of independent directors and (ii) a nominating/governance committee composed entirely of independent directors.

Nomination of Directors.    The Board of Directors does not have a standing nominating committee, such function being performed by the Board as a whole. Inasmuch as a majority of the Common Stock is owned by a single stockholder and the Common Stock does not have cumulative voting rights, the majority stockholder has the ability to elect the entire Board of Directors. In light of the foregoing, and having regard to the fact that the New York Stock Exchange, in adopting its new listing standards, exempted “controlled companies” from its requirement that listed companies have an independent nominating/governance committee, the Board has determined that it is appropriate in these circumstances not to have a standing nominating committee. See “Corporate Governance—New York Stock Exchange Listing Standards.”

In determining the criteria for membership, the Board considers the appropriate skills and personal characteristics required in light of the then-current makeup of the Board and in the context of the perceived needs of the Company at the time, including considerations of character, particular skills, judgment, background, experience and diversity. In addition to candidates recommended by its members, the Board considers candidates recommended by management and the public stockholders.

The Board will review all recommended candidates in the same manner regardless of the source of the recommendation. Recommendations from public stockholders should be in writing and addressed to: Corporate Secretary, Metro-Goldwyn-Mayer Inc., 10250 Constellation Blvd., Los Angeles, CA 90067, Attention: Stockholder Communications, and shall include the proposed candidate’s name, address, age and qualifications together with the information that would be required to solicit a proxy under federal securities laws. Such communication must also include the recommending stockholder’s name, address and the number of shares of the Common Stock beneficially held. See “Stockholder Proposals and Nominations for the 2005 Annual Meeting.”

Presiding Director.    In accordance with the applicable rules of the NYSE, the Company schedules regular executive sessions of the non-management directors in which directors have an opportunity to meet outside the presence of management. Such sessions are chaired by the Presiding Director, who is elected by, and serves at the pleasure of, the Board of Directors. The Presiding Director is responsible for convening such sessions and setting the agenda. The Board has elected Jerome B. York to serve as Presiding Director.

Communications with the Board.    On February 4, 2004, the Board unanimously approved a process for stockholders to communicate with members of the Board, including the non-management directors and the Presiding Director. All such communications shall be in writing and shall be addressed to the Corporate Secretary, Metro-Goldwyn-Mayer Inc., 10250 Constellation Blvd., Los Angeles, CA 90067, Attention: Stockholder Communications. All inquiries are reviewed by the Corporate Secretary, who forwards to the Board a summary of all such correspondence and copies of all communications that he determines requires their attention. Matters relevant to other departments of the Company are directed to such departments with appropriate follow-up to ensure that inquiries are responded to in a timely manner. Matters relating to accounting, auditing and/or internal controls are referred to the Chairman of the Audit Committee and included in the report to the Board, together with a report of any action taken to address the matter. The Board or the Audit Committee, as the case may be, may direct such further action deemed necessary or appropriate.

Code of Conduct.    The Board is also responsible for establishing a code of conduct and other policies and procedures that promote the highest standards of integrity, compliance with the law and personal accountability.

The Company’s Code of Conduct and Conflict of Interest Policy is posted on the Company’s website at www.mgm.com under the caption “Investor Relations—Corporate Governance—Code of Conduct” and is provided to all new employees and distributed annually to all directors, officers and employees of the Company, each of whom is required to acknowledge in writing his or her receipt and understanding thereof and agreement to adhere to the principles contained therein.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors of the Company is comprised of three independent directors and operates under an amended and restated written charter (the “Charter”) adopted by the Board of Directors on November 13, 2002, a copy of which is attached to this Proxy Statement as Appendix B and is posted on the Company’s website at http://www.mgm.com under the caption “Investor Relations—Corporate Governance—Audit Committee Charter.”

Management is responsible for the Company’s internal accounting controls and the financial reporting process as more fully described in the Charter. The Company’s independent auditors, Ernst & Young LLP (“Ernst & Young”), are responsible for (i) performing an independent audit of the Company’s consolidated financial statements in accordance with auditing standards generally accepted in the United States and (ii) issuing a report thereon. The internal auditors are responsible to the Audit Committee for testing the integrity of the financial accounting and reporting control systems and such other matters as the Audit Committee determines. The Audit Committee’s responsibility is to monitor and oversee these processes.

In keeping with that responsibility, the Audit Committee has reviewed and discussed with management and Ernst & Young the audited consolidated financial statements of the Company as of, and for the year ended, December 31, 2003. In this context, management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States. In addition, the Audit Committee has discussed with Ernst & Young the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees).

The Audit Committee has received from Ernst & Young the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with Ernst & Young that firm’s independence. In addition, the Audit Committee has considered whether the provision of non-audit services by Ernst & Young is compatible with such independence.

Based on the Audit Committee’s discussions with management, the internal auditors and Ernst & Young and the Audit Committee’s review of the representations of management and the report of Ernst & Young, the Audit Committee has recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003 for filing with the Securities and Exchange Commission.

The foregoing report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act or the Exchange Act, except to the extent the Company specifically incorporates such report by reference therein.

AUDIT COMMITTEE:

Jerome B. York (Chairman)

Willie D. Davis

A.N. Mosich

AUDIT AND NON-AUDIT FEES

The following table presents fees for professional audit services rendered for the audit of the Company’s financial statements for the fiscal years ended December 31, 2003 and 2002 and fees billed by Arthur Andersen LLP (“Andersen”), the Company’s independent auditors prior to June 17, 2002, and Ernst & Young for other services performed for the 2003 and 2002 fiscal year.

Fees for professional services provided by our independent auditors for the fiscal years 2003 and 2002 in each of the following categories are as follows:

	Fiscal 2003	Fiscal 2002(1)
	Ernst & Young	Ernst & Young	Andersen
Audit fees(2)	$908,800	$813,100	$30,200
Audit-related fees(3)	679,716	457,200	33,300
Tax fees(4)	86,000	4,000	68,662
All other fees	—	—	—

Total	$1,674,516	$1,274,300	$132,162

(1)	The prior year fees have been reclassified to be consistent with the current year presentation and the revised proxy disclosure requirements.

(2)	Audit fees include fees associated with the annual audit, reviews of the quarterly reports on Form 10-Q, and statutory audits.

(3)	Audit-related fees principally included due diligence services, audits of employee benefit plans and audits of distribution agreements with third parties.

(4)	Tax fees included tax compliance, tax advice and tax planning.

Pre-Approval Policies and Procedures

The Audit Committee pre-approves all audit and non-audit services provided by the independent auditors prior to the rendition of such services. The Audit Committee on October 21, 2002 delegated to its Chairman the authority to pre-approve the rendition of permitted non-audit services by the independent auditors, provided such pre-approval is presented to the Audit Committee at its next meeting.

EXECUTIVE COMPENSATION

Executive Compensation Summary

Compensation Summary.    The following table sets forth the cash and other compensation (including cash and stock bonuses) paid or awarded by the Company for the fiscal years ended December 31, 2003, 2002, and 2001, as applicable, to the Chief Executive Officer and the four other most highly compensated Executive Officers of the Company (the “Named Executive Officers”).

Summary Compensation Table

	Year	Annual Compensation			Long-Term Compensation				All Other Compensation ($)
		Salary ($)	Bonus($)(1)	Other Annual Compensation ($)	Awards		Payouts
Name and Principal Position					Restricted Stock Awards($)(2)	Securities Underlying Options (#)	LTIP Payouts ($)
Alex Yemenidjian	2003	2,500,000	1,454,442	—	—	—	—		25,000	(3)
Chairman of the Board	2002	2,500,000	—	—	—	1,500,000	—		23,600
and Chief Executive Officer	2001	2,500,000	1,179,052	—	—	—	—		11,836

Christopher J. McGurk	2003	2,273,462	1,338,087	—	—	—	—		17,400	(4)
Vice Chairman of the Board	2002	2,198,750	—	—	—	900,000	—		14,800
and Chief Operating Officer	2001	2,124,038	1,013,985	—	—	—	—		12,580

William A. Jones	2003	675,408	407,244	—	—	—	—		53,195	(5)
Senior Executive Vice	2002	665,600	—	—	—	130,000	—		53,195
President and Secretary	2001	665,600	306,554	—	—	—	1,192,913	(6)	42,955

Jay Rakow	2003	715,385	436,333	—	—	—	—		17,400	(4)
Senior Executive Vice	2002	600,000	—	—	—	250,000	—		17,400
President and General Counsel	2001	581,538	282,973	—	—	250,000	—		11,239

Daniel J. Taylor	2003	888,461	523,599	—	—	—	—		17,400	(4)
Senior Executive Vice	2002	865,600	—	—	—	250,000	—		17,400
President	2001	865,600	400,878	—	—	—	—		12,580

(1)	Bonus awards with respect to 2003 and 2001 were made pursuant to the Employee Incentive Plan. See “Compensation Committee Report on Executive Compensation—Annual Performance-Based Bonus.”

(2)	No restricted stock awards were made to any of the Named Executive Officers during the period covered by the table.

(3)	Includes a contribution of $17,400 paid by the Company for the benefit of Mr. Yemenidjian under the Savings Plan and approximately $7,600 reimbursed for the cost of Mr. Yemenidjian’s medical self-insurance.

(4)	Represents a contribution paid by the Company for the benefit of each of Messrs. McGurk, Rakow and Taylor under the Savings Plan.

(5)	Includes a contribution of $32,000 under the Savings Plan and $21,195 in life insurance premiums paid by the Company for the benefit of Mr. Jones. See “—Employment Agreements—William A. Jones.”

(6)	Mr. Jones was granted 74,209 Bonus Interests (as defined below) on November 6, 1997 pursuant to the Senior Management Bonus Plan. Pursuant to a Bonus Payment Agreement dated as of October 23, 2001, Mr. Jones agreed to accept 60,201 shares of the Common Stock (receipt of which has been deferred pursuant to the MGM Deferred Compensation Plan) in lieu of a cash payment of $1,192,913 otherwise payable April 15, 2002 under the Senior Management Bonus Plan. See “—Stock-Based Plans—Senior Management Bonus Plan.”

Option Grants and Long Term Incentive Awards.    There were no grants of stock options or other long-term incentive awards by the Company to the Named Executive Officers for the fiscal year ended December 31, 2003. See “—Stock-Based Plans—Stock Incentive Plan.”

The following table sets forth information with respect to the ownership and value of options held by the Named Executive Officers as of December 31, 2003. No Named Executive Officer exercised any options during the fiscal year ended December 31, 2003.

Aggregated Option Exercises in Fiscal Year Ended December 31, 2003

and Option Values as of December 31, 2003

Name	Shares Acquired on Exercise	Value Realized	Securities Underlying Unexercised Options at December 31, 2003(1)		Value of Unexercised In-The-Money Options at December 31, 2003(2)
			Exercisable (#)	Unexercisable (#)	Exercisable ($)	Unexercisable ($)
Alex Yemenidjian	0	—	9,333,334(3)	2,166,666(4)	10,220,001	2,330,000
Christopher J. McGurk	0	—	2,917,500(5)	1,132,500(6)	3,066,000	1,182,000
William A. Jones	0	—	195,910(7)	104,090(8)	411,175	223,014
Jay Rakow	0	—	200,001(9)	299,999(10)	133,000	222,000
Daniel J. Taylor	0	—	443,681(11)	306,319(12)	775,047	1,052,331

(1)	Represents the total number of options granted to the Named Executive Officers under the Stock Incentive Plan. Except as otherwise noted, such options vest over a period of five years. See “—Stock-Based Plans—Stock Incentive Plan.”

(2)	In accordance with the rules of the Securities and Exchange Commission, values are determined by subtracting the exercise price of unexercised in-the-money stock options from the fair market value of the Common Stock as of December 31, 2003. For purposes of this table, such fair market value is deemed to be $17.09 per share, the closing sale price of the Common Stock on the NYSE (as reported by the Dow Jones News Retrieval) on December 31, 2003.

(3)	Fifty percent of the options represented hereby were granted at $14.90 per share and fifty percent at $30.00 per share.

(4)	Of the options represented hereby, 333,333 were granted at $14.90 per share, 333,333 at $30.00 per share and 1,500,000 at $16.02 per share. The latter options vest over a three-year period commencing May 31, 2004.

(5)	Of the options represented hereby, 1,400,000 were granted at $14.90 per share, 1,400,000 at $30.00 per share and 117,500 at $23.19 per share.

(6)	Of the options represented hereby, 100,000 were granted at $14.90 per share, 100,000 at $30.00 per share, 32,500 at $23.19 per share and 900,000 at $16.02 per share. The latter options vest over a three-year period commencing May 31, 2004.

(7)	Of the options represented hereby, 187,751 were granted at $14.90 per share and 8,159 at $23.19 per share.

(8)	Of the options represented hereby, 2,257 were granted at $23.19 per share and 101,833 at $14.90 per share.

(9)	Of the options represented hereby, 112,501 were granted at $16.74 per share and 87,500 at $16.02 per share.

(10)	Of the options represented hereby, 137,499 were granted at $16.74 per share and 162,500 at $16.02 per share.

(11)	Of the options represented hereby, 179,168 were granted at $14.90 per share, 197,846 at $19.19 per share and 66,667 at $11.35 per share.

(12)	Of the options represented hereby, 122,986 were granted at $19.19 per share and 183,333 at $11.35 per share.

Equity Compensation Plan Information

The following table provides information as of December 31, 2003 with respect to shares of the Common Stock that are authorized for issuance and may be issued under the Company’s equity compensation plans from time to time to employees and directors of the Company. All of the Company’s equity compensation plans, including the Stock Incentive Plan, the Director Stock Plan and the Employee Incentive Plan, have been approved by the Company’s stockholders.

	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column(a))
	(a)		(b)	(c)
Plan Category
Equity compensation plans approved by stockholders	31,177,141	(1)	$19.02	3,131,289	(2)
Equity compensation plans not approved by stockholders	—		—	—

(1)	Consists of shares subject to issuance upon the exercise of outstanding stock options.

(2)	Includes 48,082 shares available for future issuance under the Director Stock Plan and 1,000,000 shares reserved for issuance under certain circumstances pursuant to the Employee Incentive Plan.

Pension Plans.    The Company maintains a retirement plan (the “MGM Retirement Plan”), which covers approximately 900 current and former employees of the Company. Effective as of December 31, 2000, the MGM Retirement Plan was amended to (i) freeze the benefit accrual service of all participants, (ii) prohibit the further accrual of benefits thereunder and (iii) prohibit any additional employees from commencing participation therein on or after January 1, 2001. See “Benefit Plans—MGM Retirement Plan.” Concurrently therewith, the Savings Plan was amended to provide for the addition of certain fixed and variable contributions by the Company in shares of the Common Stock based on an age-weighted percentage of each participant’s base salary. See “Benefit Plans—MGM Savings Plan.”

As of December 31, 2003, Messrs. Yemenidjian, McGurk, Jones, Rakow and Taylor had accrued annual benefits under the MGM Retirement Plan of $2,963, $2,963, $54,036, $0 and $11,127, respectively. Benefits become vested upon completion of five years of service. As of March 15, 2004, Messrs. Yemenidjian, McGurk, Jones, Rakow and Taylor were credited with 4, 4, 21, 3 and 12 years of service, respectively.

The compensation covered by the MGM Retirement Plan includes base salary only. The pension to which a participant is entitled is an annual amount equal to (i) for each year of credited service up to 35 years, 1.55 percent of annual base salary up to the Social Security wage base ($87,900 for 2003) plus 1.9 percent of annual base salary above the Social Security wage base up to the maximum allowable under the MGM Retirement Plan (currently $205,000 per year) and (ii) for each year of service in excess of 35 years, 1.55 percent of total annual base salary up to the maximum allowable under the MGM Retirement Plan. Benefits become vested upon completion of five years of service. For each of the Named Executive Officers, the current compensation covered by the MGM Retirement Plan is the maximum allowable under the MGM Retirement Plan, which is substantially less than the annual compensation for each such Named Executive Officer listed in the “Salary” column of the Summary Compensation Table.

Stock-Based Plans

Stock Incentive Plan.    The Company has a Stock Incentive Plan. Awards under the Stock Incentive Plan are generally not restricted to any specific form or structure and may include, without limitation, qualified or non-qualified stock options, incentive stock options, restricted stock awards and stock appreciation rights (collectively, “Awards”). Awards may be conditioned on continued employment, have various vesting schedules and accelerated vesting and exercisability provisions in the event of, among other things, a change in control of the Company. The Stock Incentive Plan is administered by the Compensation Committee, which has broad authority to amend the plan, and, in the case of the Named Executive Officers, by the Compensation Subcommittee.

Originally, 8,125,065 shares of the Common Stock were reserved and authorized for issuance under the Stock Incentive Plan. An additional 27,874,935 shares (for an aggregate of 36,000,000 shares) were subsequently reserved and authorized for issuance thereunder. As of December 31, 2003, (a) 589,100 shares of the Common Stock had been issued as stock bonuses under the Stock Incentive Plan (of which 177,500 were subsequently reacquired by the Company as treasury shares), (b) 1,042,466 shares of the Common Stock had been issued to certain holders of bonus interests under the Senior Management Bonus Plan in lieu of cash otherwise payable with respect to the December 31, 2002 and December 31, 2003 Determination Dates (defined below) and (c) options to purchase 31,177,141 shares of the Common Stock were outstanding. Of the outstanding options, 26,804,111 are held by the Named Executive Officers and certain other current and former senior employees of the Company and 4,373,030 are held by approximately 625 other employees. All of the outstanding options generally vest over a period of five years and are not exercisable unless vested (subject in certain cases to early vesting and exercisability in certain events, including the death or permanent disability of the optionee, termination of the optionee’s employment under certain circumstances or a “Designated Change in Control” of the Company (as defined in the Stock Incentive Plan)).

Senior Management Bonus Plan.    The Company has a Senior Management Bonus Plan under which 2,420,685 bonus interests (“Bonus Interests”) were originally granted to 18 present and former senior executives of the Company (“Bonus Interest Participants”). The Senior Management Bonus Plan is administered by the Compensation Committee of the Board of Directors and may only be amended or terminated early with the consent of the Boards of Directors of the Company and MGM Studios and persons then holding a majority in interest of the outstanding Bonus Interests.

Under the Senior Management Bonus Plan, subject to certain vesting and other requirements, each Bonus Interest held by a Bonus Interest Participant whose Bonus Interests have been repriced (a “Bonus Interest Repricing Participant”) entitles the holder to receive a cash payment if the average of the closing prices of the Common Stock during the 20 trading days preceding a Determination Date plus, in certain circumstances, per-share distributions on the Common Stock (together, the “Price”) is greater than $14.90 (i.e., the “trigger price”) and less than $29.80 (i.e., the “ceiling price”) (adjusted for stock splits, reverse stock splits and similar events). With respect to Bonus Interests held by all others, each Bonus Interest entitles the holder to receive a cash payment if the Price preceding a Determination Date is greater than $24.00 and less than $48.00 (adjusted for stock splits, reverse stock splits and similar events). The cash payment would be equal to (A) the vested portion of the Bonus Interests on the Determination Date multiplied by (B) the amount by which the Price on the Determination Date is less than $29.80, with respect to Bonus Interest Repricing Participants, or $48.00, with respect to all others, multiplied by (C) 1.61 with respect to the Bonus Interest Repricing Participants only. In each case, a maximum of $24.00 per Bonus Interest could be received by the holder thereof. Once a payment is made in respect of the vested portion of a Bonus Interest, no further payment would be due in respect of that portion. If at any Determination Date the Price equals or exceeds $29.80, with respect to Bonus Interest Repricing Participants, or $48.00, with respect to all others, no payment would thereafter be due in respect of any then-vested portion of a Bonus Interest.

“Determination Dates” occur on June 30 and December 31 of each year, commencing December 31, 2001 and ending December 31, 2006 and also upon a “Designated Change in Control” (as defined in the Senior

Management Bonus Plan) or the taking of any action for the dissolution or liquidation of the Company (each a “Special Circumstance”). In addition, with respect to the applicable Bonus Interest Repricing Participant only, a Determination Date occurs in the event of a termination of such Bonus Interest Repricing Participant’s employment due to death or “Permanent Disability” (as defined in the Senior Management Bonus Plan) if such death or Permanent Disability shall have occurred prior to December 31, 2001, by the Company for “Cause” or by such Bonus Interest Repricing Participant without “Good Reason” (each as defined in the Senior Management Bonus Plan).

Bonus Interests generally vest 20 percent on the first anniversary of the date of their grant and approximately 1.67 percent each month thereafter. The Senior Management Bonus Plan provides for accelerated vesting and payment in the event of a Special Circumstance, accelerated vesting in the event of termination of employment in certain circumstances and payment at discounted present value in the event of death or Permanent Disability.

As of December 31, 2001 and December 31, 2003, the Compensation Committee determined that payments aggregating $33.3 million and $0.5 million, respectively, would be payable with respect to vested bonus interests held by Bonus Interest Repricing Participants. Under the terms of the Senior Management Bonus Plan, such payments would have been due on April 15, 2002 and April 15, 2004, respectively. Pursuant to agreements reached with ten of the Bonus Interest Repricing Participants, the Company issued an aggregate of 1,427,074 shares of the Common Stock in lieu of aggregate cash payments of approximately $27.9 million otherwise payable to them with respect to their vested bonus interests. Mr. Mancuso, a member of the Board of Directors, received a total of 658,526 shares of the Common Stock in lieu of a cash payment of approximately $13.0 million, and Mr. Jones, a Named Executive Officer, received 60,201 shares in lieu of a cash payment of approximately $1.2 million. Shares issued to Messrs. Mancuso and Jones (and to certain other Bonus Interest Repricing Participants) were issued as stock awards pursuant to the Stock Incentive Plan.

Employment Agreements

Alex Yemenidjian.    The Company entered into an employment agreement with Mr. Yemenidjian effective as of April 26, 1999, as amended March 25, 2002, which provides that he will serve as Chairman of the Board and Chief Executive Officer for a term that ends on April 30, 2007. Pursuant to the agreement, Mr. Yemenidjian is entitled to a current annual salary of $2,500,000 and an annual performance-based bonus determined in accordance with the Employee Incentive Plan. Mr. Yemenidjian holds options under the Stock Incentive Plan to purchase 5,000,000 shares of the Common Stock with an exercise price of $14.90 per share and 5,000,000 shares with an exercise price of $30.00 per share. Twenty percent of the foregoing stock options vest on the first anniversary of the date of grant and thereafter at the rate of  1/60 per month until fully vested. Mr. Yemenidjian also holds options to purchase 1,500,000 shares at an exercise price of $16.02 per share. Such additional options vest at the rate of  1/36 per month commencing April 30, 2004 until fully vested. If Mr. Yemenidjian’s employment is terminated without cause or if he terminates the agreement for “good reason,” which includes a “Designated Change in Control,” his unvested stock options under the Stock Incentive Plan will vest immediately and he will be entitled to continue to receive his annual salary and all other benefits for the remainder of the term of the employment agreement.

Christopher J. McGurk.    The Company entered into an employment agreement with Mr. McGurk effective as of April 28, 1999, as amended March 25, 2002, which provides that he will serve as Vice Chairman of the Board and Chief Operating Officer for a term which ends on April 30, 2007. Pursuant to the agreement, Mr. McGurk is entitled to a current annual salary of $2,300,000 through the remainder of the term and an annual performance-based bonus determined in accordance with the Employee Incentive Plan. In addition, Mr. McGurk received a one-time signing bonus of $1,700,000 and an award of 500,000 shares of the Common Stock of which 177,500 were retained by the Company to cover withholding taxes. Mr. McGurk holds options under the Stock Incentive Plan to purchase 1,500,000 shares of the Common Stock with an exercise price of $14.90 per share, 1,500,000 shares with an exercise price of $30.00 per share and 150,000 shares with an exercise price of

$23.19 per share. Twenty percent of the foregoing stock options vest on the first anniversary of the date of grant and vest thereafter at the rate of  1/60 per month until fully vested. Mr. McGurk also holds options to purchase 900,000 shares at an exercise price of $16.02 per share. Such additional options vest at the rate of  1/36 per month commencing April 30, 2004 until fully vested. If Mr. McGurk’s employment is terminated without cause or if he terminates the agreement for “good reason,” which includes a “Designated Change in Control,” his unvested stock options under the Stock Incentive Plan will vest immediately and he will be entitled to continue to receive his annual salary and all other benefits for the remainder of the term of the employment agreement.

William A. Jones.    The Company entered into an employment agreement with Mr. Jones effective as of October 10, 1996, as amended as of July 16, 1999 and October 10, 2003, which provides that he will serve as Senior Executive Vice President for a term which ends on October 9, 2006. The Company has an option exercisable on or before 180 days prior to the expiration of the initial term to extend the term of the agreement for two additional years at a salary at least ten percent higher than the salary immediately prior thereto. Pursuant to the agreement, as amended, Mr. Jones is entitled to a current annual salary of $700,000, subject to adjustment as determined by the Company. Mr. Jones also received 74,209 Bonus Interests under the Senior Management Bonus Plan and holds options under the Stock Incentive Plan to purchase 289,584 shares of the Common Stock with an exercise price of $14.90 per share and 10,416 shares with an exercise price of $23.19 per share. Twenty percent of the stock options vest on the first anniversary of the date of grant and thereafter at the rate of  1/60 per month until fully vested. The Company is also obligated to maintain a term life insurance policy in the face amount of $2,000,000 on Mr. Jones’ life for his benefit. If Mr. Jones’ employment is terminated without cause or if he terminates the agreement for “good reason,” he will be entitled to continue to receive his annual salary and all other benefits for the remainder of the term of the employment agreement and, in either such event, or in the event of a “Designated Change in Control,” his unvested stock options under the Stock Incentive Plan will vest immediately.

Jay Rakow.    The Company entered into an employment agreement with Mr. Rakow effective as of August 7, 2000, as amended as of March 1, 2001 and March 15, 2003 (the “2003 Amendment”), which provides that he will serve as Senior Executive Vice President and General Counsel for an initial term which ends on March 14, 2006. The Company has an option exercisable on or before 180 days prior to the expiration of the initial term to extend the term of the agreement for two additional years at a salary at least ten percent higher than the salary immediately prior thereto. Pursuant to the agreement, as amended, Mr. Rakow is entitled to a current annual salary of $750,000, subject to adjustment as determined by the Company, and participation in the Employee Incentive Plan at a level commensurate with his position and title. Mr. Rakow holds options under the Stock Incentive Plan to purchase 250,000 shares of the Common Stock with an exercise price of $16.74 per share and 250,000 shares at an exercise price of $16.02 per share. Twenty percent of the stock options vest on the first anniversary of the date of grant and vest thereafter at the rate of  1/60 per month until fully vested. If Mr. Rakow’s employment is terminated without cause or if he terminates the agreement for “good reason,” he will be entitled to continued to receive his annual salary and all other benefits for the remainder of the term of the employment agreement and, in either such event, or in the event of a “Designated Change in Control,” his unvested stock options under the Stock Incentive Plan will vest immediately.

Daniel J. Taylor.    The Company entered into an employment agreement with Mr. Taylor effective as of August 1, 1997, as amended as of June 15, 1998, November 1, 2000 and March 15, 2003 (the “2003 Amendment”), which provides that he will serve as Senior Executive Vice President and Chief Financial Officer for a term which ends on June 14, 2006. The Company has an option exercisable on or before December 15, 2005 to extend the term of the agreement for two additional years at a salary at least ten percent higher than the salary immediately prior thereto. Pursuant to the agreement, as amended, Mr. Taylor is entitled to a current annual salary of $950,000, subject to adjustment as determined by the Company and an annual performance-based bonus determined in accordance with the Employee Incentive Plan. Mr. Taylor also received 54,042 Bonus Interests under the Senior Management Bonus Plan and holds options under the Stock Incentive Plan to purchase 179,168 shares of the Common Stock with an exercise price of $14.90 per share, 320,832 shares with an exercise price of $19.19 per share and 250,000 shares at an exercise price of $11.35 per share. In addition, Mr. Taylor was eligible to receive a bonus (the “Taylor Additional Bonus”) payable only in the event of a “Designated Change in Control” (as defined in the Senior Management Bonus Plan). Pursuant to the November 1, 2000 amendment to his employment agreement, Mr. Taylor agreed to the cancellation of all of his rights to the Taylor Additional Bonus and all Bonus Interests theretofore granted to him under the Senior Management Bonus Plan. If Mr. Taylor’s employment is terminated without cause by the Company or if he terminates the agreement for “good reason,” he will be entitled to receive his annual salary and all other benefits for the remainder of the term of the employment agreement and, in either such event, or in the event of a “Designated Change in Control,” his unvested stock options under the Stock Incentive Plan will vest immediately.

Each of the above named executives also is entitled to receive certain other benefits, which may include medical insurance and participation in the benefit plans which the Company provides for its senior officers generally. The employment agreements of each of the above named executives also contain: (a) certain nondisclosure provisions which are effective for the term of such individual’s employment with the Company and for an indefinite period thereafter and (b) a provision prohibiting the solicitation for employment and employment of certain Company employees, or making derogatory public statements concerning the Company, for a period of one year following termination of employment.

Limitation of Liability and Indemnification Matters

As permitted by applicable provisions of the Delaware General Corporation Law, the Company’s Amended and Restated Certificate of Incorporation, as amended to date, contains a provision whereunder the Company will indemnify each of the officers and directors of the Company (or their estates, if applicable), and may indemnify any employee or agent of the Company (or their estates, if applicable), to the fullest extent permitted by Delaware law as it exists or may in the future be amended.

In addition, the Company has entered into indemnification agreements with its directors, executive officers and certain other officers providing for indemnification by the Company, including under circumstances in which indemnification is otherwise discretionary under Delaware law. These agreements constitute binding agreements between the Company and each of the other parties thereto, thus preventing the Company from modifying its indemnification policy in a way that is adverse to any person who is a party to such an agreement.

The Company currently maintains insurance on behalf of its officers and directors against certain liabilities that may be asserted against any such officer or director in his or her capacity as such, subject to certain customary exclusions. The amount of such insurance is deemed by the Board of Directors to be adequate to cover such liabilities.

COMPENSATION COMMITTEE REPORT

ON EXECUTIVE COMPENSATION

Compensation

Compensation Philosophy.    The Compensation Committee of the Board of Directors, together with the Compensation Subcommittee, is responsible for establishing and administering a comprehensive compensation program for the Company’s executives, consisting of three key elements:

•	Base salary;

•	Annual performance-based bonus; and

•	Periodic grants of stock options and other stock-based awards.

The Compensation Committee believes this three-part approach to executive compensation best serves the interests of the Company and its stockholders by (a) providing incentives to achieve both current and long-term financial and strategic goals of the Company, with the ultimate objective of enhancing stockholder value; (b) enabling the Company to be effective in attracting, motivating and retaining key executives; (c) correlating the performance of the Company as a whole with individual performance; and (d) providing executives with a financial interest in the Company similar to the interests of the Company’s stockholders. The Compensation Committee operates pursuant to a charter that can only be amended by the Board of Directors or its Executive Committee. The Amended and Restated Compensation Committee Charter is attached to this Proxy Statement as Appendix C and is posted on the Company’s website at http//www.mgm.com under the caption “Investor Relations—Corporate Governance—Compensation Committee Charter.”

Base Salary.    Included among the factors considered in determining the base salary of an executive of the Company are (i) competitive norms in the entertainment business, (ii) an assessment of the nature of the particular position and (iii) the experience and relative contribution of the executive. The annual salaries of executives are generally set forth in such executives’ employment agreements. Approval of the Compensation Committee is required with respect to the hiring, compensation and discharge of, and the terms of any employment agreement or separation arrangement with, the Named Executive Officers and any other executive serving in a staff position with a title of Executive Vice President or higher (or any similar position with comparable responsibilities) or any executive (line or staff) receiving an annual base salary or aggregate severance package, as the case may be, of $500,000 or more (“Senior Executive”). Any increase in the base salary or other key elements of compensation of a Senior Executive, other than as set forth in the employment agreement, requires the approval of the Compensation Committee.

Annual Performance-Based Bonus.    On March 10, 2000, the Compensation Committee and the Compensation Subcommittee approved, and the Board of Directors and stockholders of the Company subsequently approved and ratified, the adoption of the Employee Incentive Plan for eligible employees (“Participants”). In the case of the Named Executive Officers, bonus awards are determined as follows: (A) objective performance goals, bonus targets and performance measures are pre-established by the Subcommittee at a time when the actual performance relative to the goal remains substantially uncertain, utilizing such objective business criteria as the Subcommittee shall determine, including film performance, operating cash flow and earnings before interest, taxes, depreciation and non-film amortization (“EBITDA”), among others, and (B) prior to the payment of any bonus to any of the Named Executive Officers, the Compensation Subcommittee certifies that the objective pre-established performance goals upon which such bonuses are based have been attained and that the amount of each bonus has been determined solely on the basis of the attainment of such goals.

With respect to the 2003 performance period, bonus awards were made in January 2004 as follows: Mr. Yemenidjian $1,454,442; Mr. McGurk $1,338,087; Mr. Taylor $523,599; Mr. Rakow $436,333 and Mr. Jones $407,244. The business criteria used to determine bonuses for the Named Executive Officers (and the weight given to each factor) were corporate EBITDA (37 1/2 percent), film performance (25 percent) and corporate cash flow (37 1/2 percent). Such bonuses were based solely on the attainment of the objective performance goals. Any revisions to the Employee Incentive Plan or any new performance-based compensation plans require the approval of the Compensation Committee or the Compensation Subcommittee.

The Compensation Committee has authorized the Chief Executive Officer and Chief Operating Officer to determine the amount of any bonus awards for Participants other than the Named Executive Officers, based upon the attainment of pre-established objective performance goals (including, in some cases, divisional sales goals) and in accordance with the performance measures, bonus targets, percentage allocations and discretionary elements applicable to each class of Participants.

Stock Options and Other Stock-Based Awards.    The Compensation Committee believes that a significant component of the compensation paid to the Company’s executives over the long term should be derived from stock options and other stock-based awards. The Compensation Committee strongly believes that stock ownership in the Company is a valuable incentive to executives that (i) serves to align their interests with the interests of the stockholders as a whole and (ii) encourages them to manage the Company in a way that seeks to maximize its long-term profitability. All employees at the level of manager and above are eligible to receive stock options, which are generally awarded in accordance with guidelines established by management and approved by the Compensation Committee. The grant of stock options and other stock-based awards to Senior Executives is considered on a case-by-case basis as part of an overall compensation package, taking into account the proposed recipient’s past and prospective value to the Company, the performance of the proposed recipient (based upon evaluations and the recommendation of the Chief Executive Officer or the Chief Operating Officer as to proposed grants for executives other than themselves), and the amount of stock options or other stock-based awards previously granted. Options typically vest over a five-year period and have exercise prices equal to the closing price of the Common Stock on the date of grant. Notwithstanding the foregoing, it has been the policy of the Compensation Committee to grant no stock options at an exercise price lower than $14.90 per share (except in very limited circumstances). Grants of stock options and other stock-based awards pursuant to the Stock Incentive Plan are made by the Compensation Committee or, in the case of the Named Executive Officers, by the Compensation Subcommittee.

No stock options or other stock-based awards were awarded to the Named Executive Officers in 2003. See “Executive Compensation—Executive Compensation Summary” and “Executive Compensation—Stock-Based Plans.”

Compensation Awarded to the Chief Executive Officer

Mr. Yemenidjian became Chairman of the Board and Chief Executive Officer of the Company in April 1999. He is eligible to participate in the same executive compensation plans and to receive the same benefits generally available to the Company’s other senior executives. Pursuant to the terms of his employment agreement, which extends through April 2007, Mr. Yemenidjian receives an annual base salary of $2.5 million. In addition, he has been granted an aggregate of 11,500,000 stock options under the Stock Incentive Plan, 5,000,000 of which have an exercise price of $14.90 per share, 5,000,000 of which have an exercise price of $30.00 per share and 1,500,000 of which have an exercise price of $16.02 per share. Under the terms of the Employee Incentive Plan, Mr. Yemenidjian was awarded bonuses of $1,298,909 for the 2000 performance period and $1,179,052 for the 2001 performance period and $1,454,422 for the 2003 performance period. No bonus was awarded for the 2002 performance period due to the failure of the Company to achieve the performance goals pre-established by the Compensation Subcommittee for the Named Executive Officers. See “Executive Compensation—Executive Compensation Summary,” “Executive Compensation—Stock-Based Plans” and “Executive Compensation—Employment Agreements—Alex Yemenidjian.”

Tax Considerations

The Compensation Committee’s policy is to structure the performance-based portion of the compensation of its Named Executive Officers in a manner that complies with Section 162(m) whenever, in the judgment of the Compensation Committee, doing so would be consistent with the objectives of the compensation plan under which the compensation would be payable. Section 162(m) limits the deductibility for federal income tax purposes of compensation in excess of $1,000,000 paid by the Company to any of its Named Executive Officers unless certain conditions are met. However, the Compensation Committee has the authority to award non-deductible compensation as it deems it appropriate and in the best interests of the Company. In addition, because of ambiguities and uncertainties as to the application and interpretation of Section 162(m) and the Treasury Regulations issued thereunder, no assurance can be given that compensation intended by the Compensation Committee to satisfy the requirements for deductibility under Section 162(m) will so qualify.

The foregoing report of the Compensation Committee and the performance graph that appears immediately after such report do not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act or the Exchange Act, except to the extent the Company specifically incorporates such report or the performance graph by reference therein.

COMPENSATION COMMITTEE:

Jerome B. York (Chairman)(1)

Willie D. Davis(1)

Priscilla Presley

(1)	Member of the Compensation Subcommittee.

Company Stock Price Performance Graph

The following graph compares the Company’s cumulative total stockholder return with those of Standard & Poor’s 500 Composite Stock Price Index and Standard & Poor’s Movies and Entertainment Index for the period commencing December 31, 1998 and ending December 31, 2003, including the reinvestment of any dividends. No dividends were paid in respect of the Company’s securities during the period.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*

AMONG METRO-GOLDWYN-MAYER INC., THE S & P 500 INDEX

AND THE S & P MOVIES & ENTERTAINMENT INDEX

*	$100 Invested on 12/31/98 in stock or index-including reinvestment of dividends. Fiscal year ending December 31.

	Cumulative Total Return
	12/98	12/99	12/00	12/01	12/02	12/03
METRO-GOLDWYN-MAYER INC.	100.00	178.68	123.70	166.07	98.58	129.59
S & P 500	100.00	121.04	110.02	96.95	75.52	97.18
S & P MOVIES & ENTERTAINMENT	100.00	116.79	99.66	86.10	53.74	67.96

BENEFIT PLANS

MGM Retirement Plan

The MGM Retirement Plan is a defined benefit plan under which all contributions are made by the Company. Employees of the Company who had completed at least one year of service prior to December 31, 2000 are participants in the plan and become vested upon completion of five years of service. Participants, or their beneficiaries, are entitled to receive benefits which have vested under the plan (i) upon their normal, early or deferred retirement or (ii) upon total and permanent disability, death or other termination of such participant’s employment and after attaining normal or early retirement age. The compensation covered by the MGM Retirement Plan includes base salary only, and not bonus or other amounts.

The Company has the right to amend or terminate the MGM Retirement Plan at any time. If the plan is terminated, the available assets held in trust will be used to pay benefits to participants. If termination occurs when the plan’s assets are not sufficient to pay all benefits accrued to the date of the termination, the assets held in trust under the plan will be allocated among participants in accordance with the provisions of the Employee Retirement Income Security Act of 1974, as amended. The Company is not liable for the payment of MGM Retirement Plan benefits from its own assets. Upon full satisfaction of the MGM Retirement Plan’s liability to employees and their beneficiaries, any amount remaining in the plan will be returned to the Company.

The Internal Revenue Code requires certain provisions for benefit accruals if a defined benefit plan becomes “top heavy,” that is, if the value of accrued benefits for “key employees” is more than 60 percent of the total value of all accrued benefits. While the Company believes that it is unlikely that the MGM Retirement Plan will ever become top heavy, in such an event, it may become necessary to amend the MGM Retirement Plan to conform it to the applicable Internal Revenue Code requirements.

Effective as of December 31, 2000, the MGM Retirement Plan was amended to (i) freeze the benefit accrual service of all participants, (ii) prohibit the further accrual of benefits thereunder and (iii) prohibit any additional employees from commencing participation therein on or after January 1, 2001. See “Executive Compensation—Executive Compensation Summary—Pension Plans.”

MGM Savings Plan

Employees of the Company who have completed one year of service participate in the MGM Savings Plan (the “Savings Plan”), a defined contribution plan managed by MFS Investment Management. Participants may contribute a portion of their pre-tax compensation (up to a maximum of $13,000, and after-tax compensation (subject to certain limitations) into the Savings Plan and direct the investment of such contributions. The Company matches 100 percent of such employee contributions up to four percent of such employee’s eligible compensation.

Effective January 1, 1998, the Savings Plan was amended to allow the matching contributions to be made either in cash or in shares of the Common Stock. All subsequent matching contributions have been made in shares of the Common Stock. The employee contributions to the Savings Plan and the earnings thereon are always 100 percent vested. The matching contributions and any earnings thereon vest 20 percent for each full year of service and employees become 100 percent vested (i) after five years of service, (ii) upon their total and permanent disability or (iii) upon their death.

Effective as of January 1, 2001, the Savings Plan was further amended to provide for the addition of certain fixed and variable contributions by the Company in shares of the Common Stock, the amount of such contributions to be based on an age-weighted percentage of each participant’s base salary. Such additional contributions vest upon a participant’s completion of five years of service with the Company. See “Executive Compensation—Executive Compensation Summary—Pension Plans.”

Effective October 15, 2002, the Savings Plan was further amended to eliminate the restriction on the ability of participants to transfer amounts attributable to matching, fixed and variable contributions in their accounts from the Common Stock to non-employer stock investment funds.

Effective as of January 1, 2004, employees age 50 or over may contribute an additional $3,000 pre-tax, which is not eligible for a Company match.

As of March 15, 2004, the Company had made aggregate matching and fixed contributions to the Savings Plan of 1,035,484 shares of the Common Stock.

PROPOSAL 2

RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITORS

The Audit Committee of the Board of Directors of the Company has selected Ernst & Young LLP (“Ernst & Young”) as the Company’s independent public accountants to audit the Company’s financial statements for the fiscal year ending December 31, 2004. Services provided by, and fees paid to, Ernst & Young in 2003 are described under “Audit and Non-Audit Fees” above.

On June 17, 2002, the Company terminated Arthur Andersen LLP (“Andersen”) as its independent public accountants. The Board of Directors, on the recommendation of the Audit Committee, approved the decision to terminate Andersen. The reports of Andersen on the financial statements of the Company for each of the past two fiscal years contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended December 31, 2000 and 2001 and the interim period through June 17, 2002, there were no disagreements between the Company and Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Andersen, would have caused Andersen to make reference to the subject matter thereof in connection with its reports on the Company’s financial statements for such periods.

During the recent fiscal years ended December 31, 2000 and 2001 and the interim period through June 17, 2002, there were no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K).

In its letter dated June 17, 2002 to the Office of the Chief Accountant of the Securities and Exchange Commission (filed as Exhibit 16 to the Company’s Current Report on Form 8-K dated June 17, 2002), Andersen stated that it agreed with the statements in the preceding three paragraphs.

As of June 17, 2002, the Company engaged Ernst & Young as its new independent public accountants. During the fiscal years ended December 31, 2000 and 2001 and the interim period through June 17, 2002, the Company did not consult with Ernst & Young regarding the matters described in, and required to be disclosed pursuant to, Item 304(a)(2)(i) or Item 304(a)(2)(ii) of Regulation S-K.

Although the appointment of Ernst & Young to audit the Company’s financial statements for the 2004 fiscal year is not required to be submitted to a vote of the stockholders, the Board of Directors and the Audit Committee believe it appropriate as a matter of policy to request that the stockholders ratify such appointment. In the event a majority of the votes cast at the meeting are not voted in favor of the appointment, the Audit Committee will reconsider its selection. Proxies solicited by the Board of Directors will be voted in favor of the appointment unless stockholders specify otherwise is such proxies.

A representative of Ernst & Young is expected to be present at the Annual Meeting with the opportunity to make a statement if he or she so desires and to respond to appropriate questions.

The Board of Directors recommends that stockholders vote “FOR” Proposal 2.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Shareholders Agreement

The Tracinda Group, the Company, and certain current and former executives and employees of the Company are parties to the Shareholders Agreement, which provides for certain rights relating to the shares of the Common Stock, including registration rights and transfer restrictions. See “Security Ownership of Certain Beneficial Owners and Management—Shareholders Agreement.”

Other Transactions with Tracinda and its Affiliates

Pursuant to the exercise by Tracinda of one of the demand registration rights granted to it in the Shareholders Agreement, the Company on January 21, 2003 filed a Registration Statement on Form S-3 under the Securities Act covering the sale by Tracinda of up to 28,750,000 shares of MGM Common Stock in an underwritten public offering. Under the terms of the Shareholders Agreement, the Company paid certain expenses of the offering, including the registration fees and the fees of legal counsel, accountants and financial printers, aggregating approximately $538,450.

In the year ended December 31, 2003, The Company incurred approximately $1,000,000 of expenses (including the cost of a fairness opinion requested by the Company) related to an unsolicited tender offer by Tracinda and Mr. Kerkorian for up to 15,000,000 shares of the Common Stock at a net price of $16.00 per share.

Pursuant to an open-ended license granted by a predecessor of the Company in 1980 and amended in 1998 (the “License”), MGM MIRAGE (formerly known as MGM Grand, Inc.) has the right to use certain trademarks that include the letters “MGM,” as well as logos and names consisting of or related to stylized depictions of a lion, in its resort hotel and/or gaming businesses and other businesses that are not related to filmed entertainment. The License was originally granted to a predecessor of MGM MIRAGE as part of a tax-free reorganization pursuant to which the filmed entertainment business was spun off from the hotel/gaming business. In connection therewith, all of the MGM names and logos were transferred to the Company’s predecessor and the License was granted back to MGM MIRAGE’s predecessor on an exclusive royalty-free basis. In June 2000, in consideration of the payment to the Company of an annual royalty of $1,000,000, such License was further amended to permit MGM MIRAGE to use the trademark MGM combined with the trademark MIRAGE in the same manner and to the same extent that it was permitted theretofore to use the trademark MGM Grand. Tracinda owns a majority of the outstanding common stock of MGM MIRAGE. MGM MIRAGE paid the Company $1,000,000 in each of the four years ended December 31, 2003, 2002, 2001 and 2000. Subsequent annual payments are due on each anniversary date thereafter. Additionally, the Company and affiliates of Tracinda occasionally conduct cross-promotional campaigns, in which the Company’s motion pictures and the affiliates’ hotels are promoted together; however, the Company believes that the amounts involved are not material.

The Company and MGM Grand Hotel, LLC (“Grand Hotel”), a subsidiary of MGM MIRAGE, have an ongoing relationship whereby Grand Hotel can utilize key art, still photographs of artwork and one-minute film clips from certain of the Company’s motion picture releases on an as-needed basis. In addition, the Company makes several seats at certain premieres and screenings of the Company’s theatrical motion picture releases available to Grand Hotel. The Company did not receive any monetary compensation for the use of these assets.

The Company periodically sells to Grand Hotel and certain of its affiliates, on a wholesale basis, videocassettes and other merchandise such as baseball caps, clothing, keychains and watches bearing the Company’s trademarks and logos for resale to consumers in retail shops located within Grand Hotel’s properties. In December 2000, pursuant to a Merchandise License Agreement, the Company granted a subsidiary of MGM MIRAGE the right to use certain of the Company’s trademarks and logos in connection with the retail sale of merchandise at MGM MIRAGE’s properties. The Company receives royalties based on retail sales of the licensed merchandise. The agreement has a term of five years, subject to the MGM MIRAGE’s right to extend the term for one additional five-year period and its option to terminate the agreement at any time upon 60 days’ notice. The licensing and royalty revenues received to date by the Company under this arrangement have not been material.

From time to time, the Company charters airplanes from MGM MIRAGE and Tracinda for use in the Company’s business. The Company believes that the terms of the charter arrangements are no less favorable to the Company than those that could be obtained from unrelated third parties. During the three years ended December 31, 2003, 2002 and 2001, the aggregate of the payments made to MGM MIRAGE and/or Tracinda for such charters were approximately $91,000, $79,000, and $271,000, respectively.

From time to time, the Company reserves hotel rooms from MGM MIRAGE for special events. For the year ended December 31, 2003, the aggregate amount paid by the Company for such rooms was approximately $305,000.

The Company and MGM MIRAGE have entered into various other transactions and arrangements which, individually and in the aggregate, are not material.

Other Transactions

Mr. Gleason, a member of the Board of Directors of the Company, is a part-time employee of the Company rendering services in the areas of capital markets and corporate strategy. For such services, he is paid a salary of $40,000 per annum and reimbursement for his reasonable expenses in the performance of his duties. In addition, Mr. Gleason holds options under the Stock Incentive Plan to purchase 55,000 shares of the Common Stock at an exercise price of $25.13 per share and 300,000 shares at an exercise price of $14.90 per share, granted in each case at or above the fair market value of the Common Stock on the date of grant. See “Security Ownership of Certain Beneficial Owners and Management.” On March 28, 2003, in a transaction exempt under Rule 16b-3(e) of the Exchange Act, the Company purchased from Michael R. Gleason, director of the Company, an aggregate of 120,000 shares of the Common Stock at a purchase price of $10.69 per share (the average of the high and low per share trading price of the Common Stock on the NYSE on the preceding day) and an aggregate purchase price of $1,282,800.

Mr. Haig, a member of the Board of Directors of the Company, renders consulting services to the Company for which he receives fees at the rate of $50,000 per annum.

Another motion picture studio has acquired from the Company the right, for a designated period of time, to produce a motion picture. The Company has retained the option to either co-finance such motion picture or receive a rights fee and passive profit participation. Ms. Presley, a director of the Company, is a producer of such contemplated motion picture. During 2003, the Company paid an aggregate of $12,500 in connection with such motion picture to a company owned by Ms. Presley.

Mr. Winterstern, a member of the Board of Directors of the Company, serves on the board of directors of Lakeshore Entertainment LLC and previously served on the board of directors of Mosaic Media Group, Inc. until December 31, 2003 and Signpost Films until December 31, 2002. A wholly-owned subsidiary of Mosaic Media Group, Inc. has a (i) “first look” agreement dated May 7, 2001 with the Company, (ii) Co-Financing and Distribution Agreement dated May 7, 2001 with the Company for the motion picture Rollerball and (iii) Producing Agreement dated as of December 1, 2001, lending the Company the services of Charles Roven as producer for the motion picture Bulletproof Monk. A subsidiary of Lakeshore Entertainment LLC has an international distribution agreement with the Company dated December 1, 2001 for the motion picture Bulletproof Monk.

In 1994, in connection with the formation of Movie Network Channels, a joint venture in which the Company has a non-controlling interest, the Company licensed to the joint venture certain of its current theatrical and television motion pictures, as well as a number of its library pictures, for distribution on Australian pay television. The agreement expires on June 30, 2005, with all motion pictures covered by the agreement reverting to the Company within one year after that date, but both the Company and Movie Network Channels have the right to extend the license for a further four years. The Company receives a license fee for each picture that is based on the number of Movie Network Channel’s subscribers. The Company recognized such license fee revenues of $6,152,000, $4,014,000 and $3,249,000 during the years ended December 31, 2003, 2002 and 2001, respectively. The Company believes that the terms of the agreement are no less favorable to the Company than those contained in its licenses with unaffiliated licensees.

The Company, under various agreements, licenses the right to distribute certain motion picture and television product in the domestic television market to the Rainbow Media cable channels, in which the Company acquired a 20 percent equity interest on April 2, 2001. The Company sold its equity interest in the Bravo Cable channel on December 5, 2002 and its interest in the remaining cable channels on July 18, 2003. During the years ended December 31, 2003, 2002 and 2001, the Company recognized revenues of $12,421,000, $4,768,000 and $6,158,000, respectively, under these licensing arrangements. The Company believes that the terms of these agreements are no less favorable to the Company than those contained in its licenses with unaffiliated licensees.

The Company has equity interests ranging from five percent to 50 percent in certain television channels located in various international territories in which the Company licenses certain library pictures and theatrical motion pictures and television series, miniseries and made-for-television movies produced or distributed by the Company during the terms of the agreements. The Company recognized aggregate license fees under these agreements of $24,403,000, $22,804,000 and $24,107,000 during the years ended December 31, 2003, 2002 and 2001, respectively.

The Company has a 50 percent equity interest in MGM-NBC Media, LLC which acts as agent to sell advertising time received by the Company and NBC Enterprises, Inc. as barter ad spots as full or partial consideration from the sale of feature film and television product in the syndication market. In the year ended December 31, 2003, the Company incurred a sales agency fee to MGM-NBC Media Sales of $2,750,000. At December 31, 2003, the Company had a receivable from MGM-NBC Media Sales of $8,710,000 for the distribution of its product and certain administration charges.

Christensen, Miller, Fink, Jacobs, Glaser, Weil & Shapiro, LLP, a law firm of which Jay Rakow, Senior Executive Vice President and General Counsel of the Company, was a partner, has performed extensive legal services for the Company relating to litigation, sales of securities, general corporate matters, real estate and other transactions and agreements.

STOCKHOLDER PROPOSALS AND NOMINATIONS FOR THE 2005 ANNUAL MEETING

Under Rule 14a-8 of Regulation 14A of the Exchange Act, any stockholder intending to submit to the Company a proposal that qualifies for inclusion in the Company’s proxy statement and proxy relating to the annual meeting of stockholders to be held in 2005 must submit such proposal so that it is received by the Company no later than December 10, 2004 and must satisfy the other requirements of Rule 14a-8. All such stockholder proposals should be submitted to the Secretary of the Company. Under Rule 14a-4 of Regulation 14A, the Company may exercise discretionary voting authority under proxies it solicits to vote on a proposal made by a stockholder that the stockholder does not seek to include in the Company’s proxy statement and proxy for such meeting pursuant to Rule 14a-8 unless the Company is notified about the proposal no later than February 23, 2005 and the stockholder satisfies the other requirements of Rule 14a-4(c).

OTHER MATTERS

While the Notice of Annual Meeting of Stockholders calls for the transaction of such other business as may properly come before the meeting, the Board of Directors has no knowledge of any matters to be presented for action by the stockholders other than as set forth above. The enclosed proxy gives discretionary authority to the proxies, however, to consider and vote upon any additional matters that may be presented.

ANNUAL REPORT TO STOCKHOLDERS AND ANNUAL REPORT ON FORM 10-K

The Company’s Annual Report to Stockholders, Annual Report on Form 10-K (without exhibits thereto) for the year ended December 31, 2003 accompany this Proxy Statement. Exhibits to the Annual Report on Form 10-K may be obtained from the Company upon request. To obtain any such exhibits, contact the Corporate Secretary of the Company at 10250 Constellation Blvd., Los Angeles, CA 90067, or call (310) 449-3000.

Stockholders are urged to immediately mark, date, sign and return the enclosed proxy in the envelope provided, to which no postage need be affixed if mailed in the United States.

By order of the Board of Directors,

William Allen Jones

Senior Executive Vice President

and Secretary

Los	Angeles, California
April	8, 2004

APPENDIX A

METRO-GOLDWYN-MAYER INC.

CORPORATE GOVERNANCE GUIDELINES

General Governance Principles

Metro-Goldwyn-Mayer Inc. (the “Company”) seeks to conduct its business in the long-term best interests of its stockholders, consistent with the tenets of good corporate citizenship. It seeks to achieve consistently outstanding financial and operating performance by (i) recruiting and retaining directors, officers and employees of proven ability, high character and personal integrity and (ii) requiring strict adherence to a set of core values in the conduct of its business activities. The business of the Company is managed under the direction of the Company’s Board of Directors.

The Board of Directors

The Board of Directors seeks to promote the long-term interests of the stockholders by providing rigorous oversight of the management, strategic direction, financial reporting and legal compliance of the Company. The Board is responsible for, among other things, (i) reviewing and approving the Company’s annual business plan and operating budget, (ii) monitoring the execution of the Company’s operating and financial plans and objectives, (iii) reviewing and approving major corporate transactions, material related party transactions and filings with the Securities and Exchange Commission (the “SEC”) and (iv) electing, evaluating and compensating the senior corporate officers of the Company, including the Chairman and Chief Executive Officer.

The Board is also responsible for determining and implementing the principles by which the Company is governed and, together with management, establishing a code of conduct and other policies and procedures that promote the highest standards of integrity, compliance with the law and personal accountability. The Company’s Code of Conduct and Conflict of Interest Policy (the “Policy”) is posted on the Company’s website at www.mgm.com under the caption “Investor Relations—Corporate Governance—Code of Conduct” and is provided to all new hires and distributed annually to all directors, officers and employees, each of whom is required to acknowledge in writing his or her receipt and understanding of the Policy and agreement to adhere to the principles contained therein.

Composition of the Board

The Bylaws of the Company provide that the Board of Directors shall consist of at least seven (7) but not more than thirty-five (35) directors, the precise number to be fixed from time to time by the Board, each to hold office until the election and qualification of his or her successor or until resignation or removal. The Board currently consists of twelve (12) directors who are elected annually by the stockholders of the Company. Any vacancy (whether because of death, resignation, disqualification or an increase in the number of directors) may be filled by the vote of a majority of the remaining directors.

Board Membership Criteria

In determining the criteria for membership, the Board considers the appropriate skills and personal characteristics required for membership in light of the then-current makeup of the Board and in the context of the perceived needs of the Company at the time, including considerations of character, particular skills, judgment, background, experience and diversity.

While many of the members of the Board may be deemed “independent” under the current rules of the New York Stock Exchange (the “NYSE”), the Company, by virtue of being a “controlled company” (i.e., a company of which more than 50 percent of the voting power is beneficially held by a single stockholder), is exempt from the rules requiring that listed companies have a majority of independent directors and a nominating/governance committee composed entirely of independent directors.

Director Orientation and Continuing Education

Each new director receives a comprehensive briefing book containing appropriate background material on the Company, including copies of its Articles of Incorporation and Bylaws, recent SEC filings, a memorandum on federal securities laws applicable to directors, a summary of indemnification provisions and directors and officers liability insurance as well as other information deemed relevant.

In addition, each director is afforded the opportunity to meet with members of the senior management of the Company, visit the Company’s facilities and consult with independent advisors as necessary or appropriate. Directors are expected to undertake such continuing education as they deem necessary to properly perform their duties.

Board Leadership

The Board of Directors is led by the Chairman and Chief Executive Officer of the Company, who is elected by the Board of Directors and presides at all regular and special meetings of the Board. In accordance with the applicable rules of the NYSE, the Company schedules regular executive sessions of non-management directors in which directors have an opportunity to meet outside the presence of management. Such sessions (which take place two to four times a year) are chaired by the Presiding Director, who is elected by, and serves at the pleasure of, the Board of Directors. The Presiding Director is responsible for convening such sessions and setting the agenda.

Meeting Procedures

The Board generally has four (4) regular meetings each year, the dates for which are set at the Board’s organizational meeting following the Annual Meeting of Stockholders, and special meetings from time to time as circumstances warrant. Board actions may also be taken by unanimous written consent without a meeting.

The agenda for each regular meeting is established by the Chairman and Chief Executive Officer and distributed to directors in advance of the meeting. Directors are free to suggest the inclusion of additional items on the agenda and to bring up non-agenda matters during the course of the meeting. Information that may be important to the Board’s understanding of matters to be voted on at the meeting are distributed to the directors in advance, thus providing each director with an opportunity to review such materials and ask questions prior to the meeting.

The Corporate Secretary prepares the minutes of each meeting and submits such minutes for approval at the next regular meeting of the Board. Following approval, all minutes are filed with the official records of the Company.

Committees of the Board

Much of the business of the Board of Directors is conducted through committees, the composition and responsibilities of which are determined by the Board. The principal standing committees of the Board are the Executive Committee, Audit Committee, Compensation Committee and Retirement and Savings Plan Committee. New committees may be formed from time to time as necessary or appropriate in the judgment of the Board, either as standing committees or as ad hoc special committees.

Meetings are convened and agendas determined by the chairman of each committee. Actions may be taken by unanimous written consent as permitted by Delaware law and the Bylaws of the Company. Minutes of each committee meeting are prepared by the Corporate Secretary and filed, together with actions by unanimous written consent, with the official records of the Company. The responsibilities and duties of the standing committees are as follows:

•	Executive Committee. Except as otherwise limited by law, the Executive Committee exercises all the powers and authority of the Board in the management of the business and the affairs of the Company. The Executive Committee, which currently is comprised of five (5) members, is convened as necessary or appropriate in the judgment of the chairman of such committee.

•	Audit Committee. The Audit Committee has the authority, powers, duties and responsibilities set forth in the Amended and Restated Audit Committee Charter (a copy of which is available on the Company’s website at www.mgm.com under the caption “Investor Relations—Corporate Governance—Audit Committee Charter”). The Charter is designed to meet all the requirements imposed by law and regulation, including, without limitation, the Sarbanes-Oxley Act of 2002 and related rules of the SEC as well as the rules and regulations of the NYSE.

The Audit Committee is comprised of three (3) members, all of whom are “financially literate” in the judgment of the Board, at least two (2) of whom have accounting or related financial management expertise and one (1) of whom has been designated by the Board as an “Audit Committee Financial Expert” (as defined in the Sarbanes-Oxley Act of 2002). Each member of the Audit Committee is “independent” under the rules of the NYSE and the SEC and free of any relationship that, in the business judgment of the Board, would interfere with the exercise of independent judgment with respect to the Company and its management.

The Audit Committee meets as frequently as necessary to carry out its responsibilities, but no less than once every fiscal quarter. The Audit Committee prepares annually the Audit Committee Report for inclusion in the Company’s Proxy Statement for the Annual Meeting of Stockholders.

In accordance with the SEC rules implementing Section 307 of the Sarbanes-Oxley Act of 2002, the Audit Committee has also been designated by the Board to serve as the Qualified Legal Compliance Committee (“QLCC”), thereby providing attorneys subject to such rules with an alternate means to report credible evidence of any material violation of the securities laws, material breach of fiduciary duty or similar material violation. Upon receipt of any such report, the QLCC has the duty and responsibility, among other things, to inform the General Counsel or the Chief Executive Officer, initiate any investigation it deems to be appropriate, inform the Board, the Chief Executive Officer and the General Counsel of the results of any such investigation and recommend appropriate measures to be taken by the Company.

•	Compensation Committee. In accordance with the provisions of the Compensation Committee Charter (a copy of which is available on the Company’s website at www.mgm.com under the caption “Investor Relations—Corporate Governance—Compensation Committee Charter”), the Compensation Committee, comprised of three (3) members, approves the compensation arrangements for Senior Executives (as defined in the Charter), including the Chief Executive Officer, and has the responsibility for the design, approval, evaluation and administration of (i) the Company’s compensation plans, programs and policies (including the granting of stock options to employees of the Company) and (ii) the Company’s benefit plans, programs and policies to the extent not otherwise delegated by the Board to the Retirement and Savings Plan Committee. The Compensation Committee also prepares annually the Report on Executive Compensation for inclusion in the Company’s Proxy Statement for the Annual Meeting of Stockholders.

In addition, a two-member subcommittee of the Compensation Committee has the authority (i) pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended (“Section 162(m)”), to review and approve performance-based compensation arrangements for the Named Executive Officers (as defined in Section 162(m)) and (ii) to grant stock options and other stock-based awards to directors and officers of the Company who are subject to Section 16 of the Securities Exchange Act of 1934, as amended.

The Compensation Committee meets as necessary to carry out its responsibilities.

•

Retirement and Savings Plan Committee.    This committee, comprised of two (2) members, is charged with the general oversight of the Company’s employee retirement and benefit plans; including the authority to (i) amend such plans to conform to legal requirements or facilitate the administration thereof, (ii) determine the guidelines governing the investment of plan assets and (iii) approve changes in actuarial, interest rate or other assumptions used to determine the level of the Company’s contributions or the adequacy of plan funding. Any proposed modifications or amendments to plans that would materially increase or decrease the overall level of benefits to employees or the cost to the Company of providing such benefits have been delegated by the Board to the Compensation Committee.

Certain day-to-day administrative oversight functions in connection with the plans are performed by a committee of management employees appointed by the Retirement and Savings Plan Committee.

Director Compensation

The Company believes that director compensation should be reasonable in light of what is customary for companies of similar size, scope and complexity and should reflect the time, effort and expertise required of directors to adequately perform their duties. Such compensation is comprised of a cash component as well as an opportunity to participate in the Company’s future growth prospects through stock options or other stock-based awards. Such compensation arrangements are reviewed from time to time in light of the foregoing considerations.

Currently, each Board member who is not an employee of the Company receives an annual retainer, payable in equal quarterly installments, an annual award of stock options and reimbursement of all expenses incurred in attending meetings of the Board and any committees on which he or she may serve. Each non-management member of the Executive Committee and each member of the Compensation Committee receives an additional annual retainer, payable in equal quarterly installments, and each member of the Audit Committee receives a fee for each meeting attended. Members of special committees receive fees as determined by the Board at the time of formation. Each director is afforded the opportunity to elect annually to receive all or a portion of his or her cash fees in shares of MGM Common Stock in accordance with the provisions of the 1998 Non-Employee Director Stock Plan.

Stockholder Communication with the Board

The Board of Directors has established a process for stockholders to communicate with members of the Board, including the Presiding Director. All such communication shall be in writing and shall be addressed to the Corporate Secretary, Metro-Goldwyn-Mayer Inc., 10250 Constellation Blvd., Los Angeles, CA 90067, Attention: Stockholder Communications.

All inquiries are reviewed by the Corporate Secretary, who forwards to the Board a summary of all such correspondence and copies of all communications that he determines requires their attention. Matters relevant to other departments of the Company are directed to such departments with appropriate follow-up to ensure that inquiries are responded to in a timely manner. Matters related to accounting, auditing and/or internal controls are referred to the Chairman of the Audit Committee and included in the report to the Board, together with a report of any action taken to address the matter. The Board or the Audit Committee, as the case may be, may direct such further action as it deems necessary or appropriate.

Website Posting

As required by the rules of the NYSE, the Corporate Governance Guidelines have been adopted by the Board of Directors and are posted and maintained on the Company’s website at www.mgm.com under the caption “Investor Relations—Corporate Governance—Guidelines.” A copy of this document will be made available in print to any stockholder who requests it.

Evaluation and Management Succession

As an ongoing process, the Board evaluates the performance of the Chief Executive Officer based on such criteria as it deems appropriate, which may include such factors as (i) the overall performance of the business,

(ii) progress toward the achievement of the Company’s long-term strategic objectives, (iii) development of a strong management team and (iv) the development and maintenance of a corporate culture that sets high standards of performance, accountability and ethical behavior.

The Board shall also conduct an annual review and evaluation of its own performance by completing a self-evaluation questionnaire that includes, among other things, an assessment of: (i) the Board’s composition; (ii) the Board’s access to and review of information from management (iii) the quality of the information provided by management; (iii) the effectiveness of the Board and its committees and (iv) the adequacy of the Corporate Governance Guidelines. Such questionnaire will be prepared by the Corporate Secretary with input from the Chairman of the Board and the Presiding Director and shall be distributed to the members of the Board and completed by each director on an annual basis. The results, together with any action to be taken, shall be reviewed by the Board at a subsequent meeting.

The Board is also responsible, in consultation with the Chief Executive Officer and the Executive Committee, for establishing such formal and informal policies and procedures as it deems appropriate regarding succession in the event of the retirement, death, incapacity, emergency or other eventuality with respect to the Chief Executive Officer.

Effect of the Guidelines

These guidelines shall be reviewed periodically by the Board and may be amended at any time by the Board in its discretion. These guidelines are intended to provide the general framework within which the Board manages and directs the affairs of the Company, and, while they should be interpreted in light of the applicable laws, regulations and listing requirements, as well as in the context of the Company’s Articles of Incorporation and Bylaws, they are not intended to establish any separate and independent obligations that are legally binding upon the Company, its directors, officers or employees.

APPENDIX B

AMENDED AND RESTATED

CHARTER OF THE AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS OF

METRO-GOLDWYN-MAYER INC.

OVERALL MISSION

The Audit Committee (the “Committee”) is appointed by the Board of Directors of Metro-Goldwyn-Mayer Inc. (the “Company”) to (a) assist the Board of Directors in monitoring (i) the integrity of the Company’s financial statements, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the outside auditors’ qualifications and independence and (iv) the performance of the Company’s internal audit function and outside auditors; and (b) prepare the report required by the rules of the Securities and Exchange Commission (the “SEC”) to be included in the Company’s annual proxy statement. In fulfilling its responsibilities, the Committee oversees, among other things, the financial reporting process, the system of internal controls, the audit process and the Company’s policies and procedures respecting compliance with governmental laws, rules and regulations and the Company’s Code of Conduct and Conflict of Interest Policy.

EFFECTIVE DATE

Following adoption by the Board of Directors, this Amended and Restated Charter shall become effective (unless otherwise noted herein) upon the earlier of (i) the effective date of the final rules of the SEC to be adopted pursuant to Section 301 of the Sarbanes-Oxley Act of 2002 (the “Act”) or (ii) approval by the SEC of the proposed corporate governance listing standards heretofore submitted as a rule filing by the New York Stock Exchange (“NYSE”).

COMPOSITION AND ORGANIZATION

The Audit Committee shall be comprised of at least three (3) directors appointed by the Board of Directors, each to serve until the next succeeding annual organizational meeting of the Board (following the Annual Meeting of Stockholders) or until his or her earlier death, resignation, disqualification or removal. One of its members shall be appointed to serve as chair and shall preside at Committee meetings and make regular reports to the Board of Directors.

MEETINGS OF THE AUDIT COMMITTEE

The Committee shall meet as frequently as necessary to properly carry out its responsibilities, but not less than once every fiscal quarter. Such meetings, at the Committee’s discretion, may be in person, by telephone or by unanimous written consent. The Committee shall keep written minutes of its meetings, which shall be retained in the minute books of the Company.

QUALIFICATIONS FOR MEMBERSHIP

Each member of the Audit Committee shall be “financially literate” (or will become so within a reasonable time after his or her appointment to the Audit Committee), and at least one member shall have “accounting or related financial management expertise” as such qualifications are interpreted by the Board of Directors in its business judgment. Each member shall be “independent” under the rules of the NYSE and free of any relationship that, in the business judgment of the Board, would interfere with the exercise of independent judgment with respect to the Company and its management. No director shall qualify as “independent” unless the Board of Directors determines that the director has no material relationship with the Company either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company.

No director may serve as a member of the Audit Committee if such director serves on the audit committees of more than two other public companies unless the Board of Directors determines that such simultaneous service would not impair the ability of such director to effectively serve on the Audit Committee. No director may serve as chair or as a voting member of the Audit Committee if such director is a beneficial owner of 20% or more of the Company’s voting stock (or is a general partner, controlling shareholder or officer of such a beneficial owner), but such director may serve as a nonvoting member of the Audit Committee.

No member of the Audit Committee may receive any compensation from the Company other than (i) director’s fees and (ii) a pension or other deferred compensation for prior service that is not contingent on future service.* Members shall have such other qualifications as shall be imposed from time to time by the SEC or the NYSE.

DUTIES AND RESPONSIBILITIES

The Audit Committee shall have the following duties and responsibilities and such other responsibilities as the Board of Directors, the SEC or the NYSE shall require from time to time:

A.    FINANCIAL REPORTING

1.	Review with management and the outside auditors the Company’s annual audited financial statements, the Company’s Annual Report on Form 10-K and the Company’s quarterly financial statements, including the related disclosures required by the SEC and by generally accepted accounting principles (“GAAP”). This review shall also include the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Review and discuss any major issues concerning, or significant changes in, the accounting policies, principles or practices of the Company.

2.	Require the outside auditors to (i) review the financial information included in the Company’s interim financial statements before the Company files its Quarterly Report on Form 10-Q with the SEC and (ii) report the results of such review to the Committee.

3.	Review with management and the outside auditors significant accounting, tax and reporting issues, including recent professional and regulatory pronouncements, to determine their impact, if any, on the Company’s financial statements. Discuss guidelines and policies governing the process by which senior management of the Company and the relevant departments of the Company assess and manage the Company’s exposure to risk, and review any significant financial risk exposures facing the Company and management’s plans to monitor, control and/or minimize such exposures.

4.	Discuss with management and the outside auditors, as appropriate: (a) analyses prepared by management and/or the outside auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements and (b) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company.

5.	Discuss earnings press releases as well as financial information and earnings guidance provided to analysts and rating agencies, which discussions may take place after issuance.

*	This provision shall become effective at the time specified in the new subsection 6 of Section 303A of the NYSE Listed Company Manual which will become effective upon approval by the SEC.

B.    INTERNAL CONTROLS

1.	Discuss with the outside auditors the adequacy of the Company’s system of internal controls (including the controls, security and breakdown contingency plans for computerized systems and applications) and whether prior recommendations concerning internal controls made by internal and outside auditors have been implemented by management. Review and consider any disclosures made to the Audit Committee by the Chief Executive Officer and/or the Chief Financial Officer pursuant to Section 302(a)(5) of the Act.

2.	Review the activities, organizational structure, independence and effectiveness of the internal audit function, including the scope of its responsibilities and the adequacy of its staffing and budget. Review the annual internal audit plan, completed audit reports, recommendations and follow-up. Review the significant reports to management prepared by the internal auditors and management’s responses thereto.

3.	Meet periodically with the outside auditors, members of the internal audit department, the chief financial officer and/or any other members of management in separate executive sessions to discuss any matters the Committee or any of the foregoing persons believe should be discussed privately or warrant Committee attention. The Committee may investigate any matters brought to its attention within the scope of its duties and may, in its discretion and without Board approval, retain outside legal counsel or independent financial or other advisors for such purpose.

4.	Consider any reports or communications (and management’s and/or the internal audit department’s responses thereto) submitted to the Audit Committee by the outside auditors required by or referred to in Statement on Auditing Standards No. 61, as it may be modified or supplemented, including reports and communications related to any restriction on audit scope or significant issues discussed with the outside auditors’ national office.

C.    AUDIT PROCESS

1.	Retain and terminate the outside auditors (subject, if applicable, to shareholder ratification). The Committee shall have the sole authority to approve all audit engagement proposals, including the planning, staffing and scope of the audit and fees to be charged as well as non-audit engagements with the outside auditors not otherwise prohibited by Section 201 of the Act or other applicable laws, rules or regulations.*

2.	Following completion of the audit, review with the outside auditors (a) any significant changes in the audit plan; (b) any difficulties or significant disagreements with management encountered in the course of the audit, including any restrictions on the scope of activities or access to required information; (c) the nature and extent of any material proposed adjustments that were “passed” (as immaterial or otherwise); (d) the management or internal control letter issued, or proposed to be issued, by the outside auditors to the Company and the Company’s response thereto and (e) any other matters required under generally accepted auditing standards to be communicated to the Audit Committee or the Board of Directors. Obtain from the outside auditors assurance that Section 10A of the Securities Exchange Act of 1934 has not been implicated.

3.	Obtain and review, at least annually, a formal written statement from the outside auditors (the “Auditors’ Statement”) describing, to the extent permitted under applicable auditing standards: the auditors’ internal quality-control procedures; any material issues raised by the most recent internal quality-control review or peer review of the auditors, or by any inquiry or investigation by governmental or professional authorities within the preceding five years, respecting one or more

*	The Audit Committee, in its discretion, may delegate to one or more of its members the authority to pre-approve non-audit engagements, provided any such pre-approval is presented to the Audit Committee at its next scheduled meeting.

independent audits carried out by the auditors, and any steps taken to deal with any such issues; and (to assess the auditors’ independence) all relationships between the outside auditors and the Company, including each non-audit service provided to the Company and at least the matters set forth in Independence Standards Board No. 1 (Independence Discussions with Audit Committees).

4.	Discuss with the outside auditors at least annually their Auditors’ Statement. Engage in an active dialogue with the outside auditors concerning any disclosed relationships or services that may affect the quality of the audit services or the objectivity and independence of the outside auditors. Recommend that the Board of Directors, in response to the Auditors’ Statement, take such steps as it may deem appropriate to oversee the independence of the outside auditors.

5.	Review and evaluate the qualifications, performance and independence of the lead partner of the outside auditors, taking into account the opinions of management and the Company’s internal auditors.

6.	Monitor the periodic rotation of the lead audit and review partners (i.e., every five years*) and consider whether there should be a regular rotation of the audit firm itself.

D.    POLICIES AND PROCEDURES

1.	Ascertain from management, legal counsel, the outside auditors and/or the senior internal audit executive whether the Company and its controlled affiliates are in compliance with governmental laws, rules and regulations and whether there are any legal or regulatory compliance matters that could have a material impact on the Company’s financial statements.

2.	Review the results of any investigation and follow-up (including any disciplinary action) with respect to fraudulent or illegal acts or accounting irregularities.

3.	Endeavor to maintain effective working relationships with, and provide an open channel of communication to, management, the Board, the internal audit department and the outside auditors.

4.	Establish clear hiring policies for employees or former employees of the outside auditors.

5.	Establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

E.    GENERAL

1.	Review and reassess at least annually the adequacy of this Charter and recommend any proposed changes to the Board of Directors for approval. Direct that a copy of this Charter be included as an appendix to the Company’s proxy statement commencing in 2003 and thereafter at least once every three years.

2.	Prepare the Audit Committee Report required by the SEC to be included in the Company’s annual proxy statement commencing in 2003, disclosing, among other things, whether the Audit Committee (i) has reviewed and discussed the audited financial statements with management; (ii) has discussed with the outside auditors the matters required by Statement on Auditing Standards No. 61; (iii) has received from, and discussed with, the outside auditors the required written disclosures regarding their independence and (iv) based on such review and discussion, has recommended to the Board that the Company’s audited financial statements be filed with the SEC on Form 10-K. The report shall also disclose whether the Audit Committee has a written charter.

*	This provision will not become effective until the Public Company Accounting Oversight Board is operational and the auditing firm has qualified as a “registered public accounting firm.”

3.	Prepare and review with the Board an annual performance evaluation of the Audit Committee, which evaluation must compare the performance of the Audit Committee with the requirements of this Amended and Restated Charter, and set forth the goals and objectives of the Audit Committee for the upcoming year. The performance evaluation by the Audit Committee shall be conducted in such manner as the Audit Committee deems appropriate. The report to the Board may take the form of an oral report by the chair of the Audit Committee or any other member of the Audit Committee designated by the Audit Committee to make such report.

LIMITATION ON DUTIES

While the Audit Committee has the duties, responsibilities and authority set forth in this Amended and Restated Charter, nothing contained herein shall be deemed to impose on the Committee any duty, in the ordinary course, to plan or conduct audits or to make any determination that the Company’s financial statements are accurate and in accordance with generally accepted accounting principles. Such duties are the responsibility of management.

APPENDIX C

AMENDED AND RESTATED CHARTER

OF THE COMPENSATION COMMITTEE

OF THE BOARD OF DIRECTORS

OF METRO-GOLDWYN-MAYER INC.

1.    OVERALL MISSION

The mission of the Compensation Committee (the “Committee”) is to develop and administer compensation programs and policies for the purpose of (i) ensuring the attraction, retention and appropriate compensation of executives, (ii) motivating the performance of such executives to achieve the Company’s current and long-term business objectives and (iii) aligning the interests of such executives with the long-term interests of the Company’s shareholders with the ultimate objective of enhancing shareholder value, all in a manner consistent with the Company’s business plan.

2.    DUTIES AND RESPONSIBILITIES

The Compensation Committee shall periodically review and approve the compensation arrangements for the Chief Executive Officer and other senior executives of the Company and shall have overall responsibility for (i) the design, approval, evaluation and administration of the Company’s compensation plans, programs and policies, including, without limitation, the Amended and Restated 1996 Stock Incentive Plan, the Senior Management Bonus Plan and the 2000 Employee Incentive Plan; (ii) the establishment, review and approval of the annual performance goals, performance measures and bonus targets under the 2000 Employee Incentive Plan and any other performance-based plans heretofore or hereafter adopted by the Company; and (iii) to the extent not otherwise delegated by the Board to the Retirement and Savings Plan Committee, the design, approval, evaluation and administration of the Company’s benefit plans, programs and policies, including, without limitation, the MGM Retirement Plan and the MGM Savings Plan. The Committee shall review and approve any new executive compensation plans and any revisions to existing plans and, as appropriate, recommend to the Board of Directors the adoption of such new or revised plans.

3.    COMPOSITION

The Compensation Committee shall be comprised of at least three (3) directors appointed by the Board of Directors, each to serve until the next succeeding annual organizational meeting of the Board (following the Annual Meeting of Stockholders) or until his or her earlier death, resignation, disqualification or removal. Each member must qualify as an “independent director” under the listing standards of the New York Stock Exchange. One of its members shall be appointed to serve as chair and shall preside at Committee meetings. From time to time, but no less frequently than quarterly, the Committee shall report to the Board regarding all actions taken by the Committee.

4.    MEETINGS

The Committee shall meet as frequently as necessary to properly carry out its responsibilities, but no less frequently than four (4) times per year. Such meetings, at the Committee’s discretion, may be in person, by telephone or by unanimous written consent. The presence of a majority of the members shall be required to constitute a quorum for all meetings held in person or by telephone. The Committee shall keep written minutes of its meetings, which shall be maintained with the official books and records of the Company.

5.    DETERMINATION OF COMPENSATION

It shall be within the province of management of the Company to hire, dismiss, determine the level of compensation of, and enter into employment contracts with, employees and executives of the Company (other than the Chief Executive Officer) except that (A) approval of the Committee, the Subcommittee (as defined below) or the Board of Directors shall be required with respect to (i) the hiring and compensation of, and the terms of any employment contract with, any employee serving in a staff position of Executive Vice President or higher (or any similar position with comparable responsibilities) or any executive (line or staff) having an annual base salary of $500,000 or more (“Senior Executives”) or (ii) the discharge of any Senior Executive resulting in an aggregate severance package (or settlement with respect thereto) with a value of $500,000 or more; (B) discretionary bonuses awarded other than pursuant to a Committee-approved performance-based plan shall require the concurrence of the Compensation Committee, the Subcommittee or the Board and (C) stock options and other stock-based awards may be granted only by the Compensation Committee, the Subcommittee or the Board.

6.    STOCK-BASED AWARDS

On the recommendation of the Chief Executive Officer or the Vice Chairman, the Committee shall have the authority to grant stock options and other stock-based awards (collectively, “Awards”) from time to time to eligible participants pursuant to the Amended and Restated 1996 Stock Incentive Plan or any successor, substitute or supplemental compensatory stock plan (the “Stock Plan”) and to determine, subject to the provisions of the Stock Plan, the terms and conditions of any Award, including, without limitation, provisions relating the vesting, exercisability and acceleration thereof and any restrictions thereon. In granting Awards, the Committee shall take into account, among other things, the past and prospective value of the participant to the Company (based upon management evaluations and the recommendation of the Chief Executive Officer or the Vice Chairman) and the amount and type of Awards previously granted to the participant.

7.    ADMINISTRATION OF PLANS

The Committee shall be responsible for the overall administration of the Stock Plan and the Senior Management Bonus Plan ( the “Bonus Plan” and collectively with the Stock Plan, the “Plans”), which shall include, among other things, (i) the adoption, amendment and rescission of rules and regulations of the Plans, (ii) the interpretation of the provisions of the Plans and any agreements entered into pursuant thereto, (iii) the determination of eligibility criteria for Awards and the amount and type of Awards to be granted, (iv) in the case of the Stock Plan, whether and to what extent adjustments may be required from time to time pursuant to the provisions of the Stock Plan or any agreements thereunder and (v) in the case of the Bonus Plan, certification that the performance goal condition to the payment of bonus interests thereunder has been satisfied; provided, however, that no additional bonus interests may be granted without the approval of the Board of Directors of the Company. The Committee shall periodically review the adequacy of the number of shares of the Company’s common stock available for future issuance pursuant to the Stock Plan in light of the Company’s compensation goals and objectives and shall make appropriate recommendations to the Board with respect thereto.

8.    THE SUBCOMMITTEE

In order for certain compensation paid to the Chief Executive Officer and the next four most highly compensation executive officers (the “Named Executive Officers”) to be deductible by the Company for tax purposes under Section 162(m) of the Internal Revenue Code of 1986, as amended, and the rules and regulations thereunder (“Section 162(m)”), certain conditions must be met, including the requirement that such compensation be performance based and that the performance goal under which such compensation is paid be established by a committee comprised solely of two or more “outside directors” (as defined). In addition, in order for stock options and other stock-based awards to directors and executive officers of the Company to qualify for the exemption available pursuant to Rule 16b-3 under the Securities Exchange Act of 1934, as amended (“Rule 16b-3”), such awards must be approved by the Board of Directors or by a committee comprised solely of two or more “non-employee directors” (as defined).

To satisfy these requirements, the Board has established the Performance-Based Compensation and Section 16 Subcommittee (the “Subcommittee”) comprised of two (2) members of the Compensation Committee who satisfy the relevant independence requirements established pursuant to Rule 16b-3 and Section 162(m). The

Subcommittee shall have the following duties and responsibilities: (i) to administer the Senior Management Bonus Plan; (ii) to review and approve performance-based compensation arrangements (including, without limitation, the 2000 Employee Incentive Plan) with respect to the Named Executive Officers; (iii) to establish, review and approve the performance goals with respect to the foregoing and any other performance-based executive compensation plans heretofore or hereafter adopted in which any of the Named Executive Officers participate; (iv) to approve any payments to the Named Executive Officers upon the attainment of such performance goals and certify to the Board of Directors that such goals have been met; (v) to grant Awards to directors and officers of the Company who are deemed to be subject to the application of Section 16 of the Securities Exchange Act of 1934, as amended (“Section 16 Persons”), whether such Awards are pursuant to the Stock Plan or pursuant to any successor, substitute or supplemental compensatory stock plan and (vi) to determine, subject to the provisions of any such plan, the terms and conditions of any Award to a Section 16 Person, including, without limitation, provisions relating to the vesting, exercisability and acceleration thereof and any restrictions thereon. The presence of a majority of the members of the Subcommittee (but in no event less that two (2) members) shall be required to constitute a quorum.

9.    OUTSIDE RESOURCES

To assist the Committee in carrying out its duties and responsibilities, the Committee shall have full access to any member of management and may retain, at the Company’s expense, such independent counsel, consultants or other advisors as it deems necessary or advisable. The Committee shall have the sole authority to retain, terminate and approve the fees and other retention terms of any such advisors.

10.    ANNUAL EVALUATION

The Committee shall conduct, on an annual basis, an evaluation of its performance and shall report the results of such evaluation to the Board with appropriate recommendations. Such review, evaluation and report shall encompass (i) the composition, responsibilities, structure and processes of the Committee, (ii) the effectiveness of the Committee, (iii) the adequacy of this Charter and (iv) such other matters as the Committee shall deem relevant.

METRO-GOLDWYN-MAYER INC.

Proxy for Annual Meeting of Stockholders

May 12, 2004

Solicited on Behalf of the Board of Directors

The undersigned hereby appoints WILLIAM A. JONES, JAY RAKOW and DANIEL J.TAYLOR, and each of them, Proxies, with full power of substitution, to represent and vote all shares of the common stock, $.01 par value per share, which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of Metro-Goldwyn-Mayer Inc. to be held at the Beverly Hills Hotel located at 9641 Sunset Boulevard, Beverly Hills, California on May 12, 2004, at 10:00 a.m., and at any adjournments thereof, upon any and all matters which may properly be brought before said meeting or any adjournments thereof. The undersigned hereby revokes any and all proxies heretofore given with respect to such meeting.

The Board of Directors recommends a vote FOR Items 1 and 2.

(Continued, and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

_ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _

Ù Detach here from proxy voting card. Ù

METRO-GOLDWYN-MAYER INC.

Annual Meeting of Stockholders

Wednesday, May 12, 2004

10:00 a.m.

Beverly Hills Hotel

9641 Sunset Boulevard

Beverly Hills, California

ADMISSION TICKET

This ticket must be presented at the door for entrance to the meeting.

				Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

This Proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. Unless otherwise directed, or if no direction is given, this Proxy will be voted FOR all of the nominees in Proposal 1, FOR Proposal 2 and in accordance with the best judgment of the proxy holders, or any of them, on any other matters which may properly come before the meeting or any adjournment or postponement thereof.

	FOR all nominees named (except as marked to the contrary)	Withhold Authority for all nominees named	FOR	AGAINST		ABSTAIN
1. Election of Directors	☐	☐	2. Ratification of the selection of independent auditors ☐	☐		☐
Names of Nominees:	01 James D. Aljian, 02 Willie D. Davis, 03 Alexander M. Haig, Jr.
	04 Michael R. Gleason, 05 Kirk Kerkorian, 06 Frank G. Mancuso,			☐
	07 Christopher J. McGurk, 08 A.N. Mosich, 09 Priscilla Presley,		I plan to attend the meeting
10 Henry D. Winterstern, 11 Alex Yemenidjian, 12 Jerome B. York.

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee’s name on the following line. )			Consenting to receive all future annual meeting materials and shareholder communications electronically is simple and fast! Enroll today at www.melloninvestor.com/ISD for secure online access to your proxy materials, statements, tax documents and other important shareholder correspondence.

Signature	Signature	Date:

Please sign exactly as name appears above. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Ù Detach here from proxy voting card. Ù

ADMISSION TICKET

Annual Meeting

of

METRO-GOLDWYN-MAYER INC.

Annual Meeting of Stockholders

Wednesday, May 12, 2004

10:00 a.m.

Beverly Hills Hotel

9641 Sunset Boulevard

Beverly Hills, California

Agenda
1.	To elect a Board of Directors.
2.	To consider and act upon the ratification of the selection of Ernst & Young LLP as independent auditors of Metro-Goldwyn-Mayer Inc. for the fiscal year ending December 31, 2004.
3.	To transact such other business as may properly come before the meeting or any adjournments thereof.